UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Plantation Corp.
(Exact name of Registrant as specified in its charter)

Wyoming	4813	82-1370054
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

514 Grand Avenue, Suite 161
Laramie, WY 82070
Telephone: (307) 370-1717
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporation Service Company
1821 Logan Ave.
Cheyenne, WY 82001
Telephone: (800) 346-4646
(Name, Address, and Telephone Number for Agent of Service)

Copies to:
BRUNSON CHANDLER & JONES, PLLC
175 S. Main Street, Suite 1410
Salt Lake City, UT 84111

Attn: Lance Brunson, Esq.
Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer (do not check if smaller reporting company) [ ]	Smaller reporting company [X]

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Security Holders (as hereinafter defined) (1)	9,763,896	$1.00(2)	$9,763,896	$1,215.61

Newly Issued Common Stock to be registered as part of a Primary Offering (as hereinafter defined)	8,000,000	$1.00(2)	$8,000,000	$996.00

Total	17,763,896		$17,763,896	$2,211.61

(1)	Represents common shares currently outstanding to be sold by the Selling Security Holders.

(2)	There is no current market for the securities. Although the registrant’s common stock has a par value of $0.01, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE (PLANTATION CORP.) MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______________, 2018

Plantation Corp.

8,000,000 Shares of Common Stock being sold at $1.00 per share pursuant to the Primary Offering

9,763,896 Shares of Common Stock being offered at $1.00 per share by the Selling Security Holders

		Sale Total Depending on Percentage of Primary Offering Securities Sold
	Per Share	100%	75%	50%	25%
Public Offering Price	$1.00	$8,000,000	$6,000,000	$4,000,000	$2,000,000
Underwriting Discounts and Commissions	$0.00	$0.00	$0.00	$0.00	$0.00
Proceeds to Plantation Corp.	$1.00	$8,000,000	$6,000,000	$4,000,000	$2,000,000

The total number of shares registered in this registration statement is 17,763,896. This prospectus relates to the sale of 8,000,000 shares of common stock, par value $0.01, of Plantation Corp. (referred to herein as the “Company” or “Plantation Corp.”), at a price of $1.00 per share on a best efforts basis (the “Primary Offering”). This offering terminates 24 months after commencement of this offering on ___________________, 2020. This is the initial offering of common stock of the Company. The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO, Robert McGuire Sr. The total proceeds from the Primary Offering will not be escrowed or segregated but will be available to the Company immediately. There is no minimum amount of common shares required to be purchased, and, therefore, the total proceeds received by the Company might not be enough to continue operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 9,763,896 shares being registered by 43 “Selling Security Holders” (the “Secondary Offering”). The Selling Security Holders will be offering their shares of common stock at a price of $1.00 per share until a market develops and our shares are quoted on the OTC Link LLC (“OTC Link” or “OTCQB”) or another quotation board (such as the OTC Bulletin Board) and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this secondary offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

There has been no market for our securities, and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTCQB (or another quotation board). We do not yet have a market maker who has agreed to file such application.

We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors‚ beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Selling Security Holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2018.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Plantation Corp.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Corporate Background

Plantation Corp. (the “Company”) was incorporated in the State of Wyoming on April 27, 2017. Effective July 27, 2017, Plantation Lifecare Developers, Inc., a Delaware corporation (“Plantation Delaware”), and Epic Events Corp., a Wyoming corporation (“Epic Wyoming”) merged with and into the Company. Plantation Delaware was historically engaged in providing payphones and related equipment to its customers, and Epic Wyoming was focused on developing novel packaging to protect, preserve and extend the life of marijuana in those U.S. States where consumption of marijuana is legal for medicinal purposes. As the payphone business had limited prospects for expansion and profitability, management observed increasing demand for marijuana packaging accompanying increasing state legalization of medical and recreational marijuana and determined to focus its primary efforts on marijuana packaging. Accordingly, the Company currently has both payphone operations and packaging operations, and the Company intends to continue both its marijuana packaging operations and payphone operations while primarily focusing on its packaging operations.

Plantation Delaware, originally named “Continental Exchange Corporation,” incorporated on October 26, 1927, under the laws of the State of Delaware. It changed its name to “Northern Exchange Corporation,” and it ceased operations and became dormant in 1943. On or about December 31, 1980, Plantation Delaware was reinstated in the State of Delaware, and its name was changed to “Everest International Incorporated.” In 1988, its name was changed to “Comstock Resources Corporation,” and then to “Comstock International, Inc.” In 2000, its name was changed to “Copernicus International, Inc.” In 2001, it merged with Plantation Lifecare Developers, Inc., a Delaware corporation, and the surviving corporation was named “Plantation Lifecare Developers, Inc.” On September 1, 2010, one of the Company’s officers contributed payphones and payphone equipment assets to Plantation Delaware.

On January 30, 2017, Robert McGuire Sr. (“McGuire), President of Epic Wyoming, acquired a license from FreshTec, Inc. (“FreshTec”), a Delaware corporation controlled by our CFO and Director, Adrian Bray (and therefore a related party of the Company), to use FreshTec’s modified atmosphere packaging technology for marijuana packaging. FreshTec’s technology is protected by patents in the United States and several foreign countries. The principals of Epic Wyoming commenced the development of the Company’s marijuana packaging products. On May 17, 2017, this license was assigned by McGuire to Epic Wyoming, and in consideration of consenting to the assignment, the parties agreed that FreshTec would receive 11,650,347 shares of Epic Wyoming’s common stock. The parties subsequently negotiated a reduction in the number of shares issued to FreshTec, and 11,044,335 shares were ultimately issued in consideration of the license assignment. The license granted Epic Wyoming exclusive worldwide rights to use FreshTec’s technology for marijuana packaging.

Following the effective date of the merger of Plantation Corp., Epic Wyoming and Plantation Delaware, the Company continued development of its marijuana packaging technology pursuant to the license obtained by Epic Wyoming and has now developed and owns a number prototypes of the first product, the BudLife container. The merger was accounted for as an acquisition by related party entities due to the fact that Plantation Corp. and Epic Wyoming were and continue to be managed and controlled by Plantation Delaware and its affiliates.

The Company has incurred net losses of approximately $1,332,271 since inception, has limited revenues and requires additional financing in order to finance its business activities on an ongoing basis. At December 31, 2017, we only had $550 in cash on hand, and an accumulated deficit of $1,332,271, and we will need to raise capital to implement our planned operations. If we are unable to do so, an entire investment in our stock could be lost. Our independent public accounting firm has issued an audit opinion, which includes a statement that the results of our operations and our financial condition raise substantial doubt about our ability to continue as a going concern.

Where You Can Find Us

The mailing address is currently 514 Grand Avenue, Suite 161, Laramie, Wyoming, 82070 (a rented mailbox at The UPS Store). We conduct our operations from the office space of our CEO and Director, Robert McGuire, Sr., located at 4430 Haskell Avenue, Encino, California, 91436. Our telephone number is (307) 370-1717.

Summary of the Offering

Securities being registered by the Selling Security Holders pursuant to the Secondary Offering:	9,763,896 shares of common stock

Secondary Offering price:	$1.00 per share until a market develops and our shares are quoted on the OTCQB or another quotation board and thereafter at market prices or prices negotiated in private transactions

Secondary Offering period:	From the date of this prospectus until _____, 2020

Newly issued common stock being registered pursuant to the Primary Offering:	8,000,000 shares of common stock

Primary Offering price:	$1.00 per share

Primary Offering period:	From the date of this prospectus until _____, 2020

Number of shares outstanding after the offering:	54,330,477 shares of common stock

Market for the common stock:	There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to eligible for trading on the OTCQB or another quotation board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, purchasers of our common stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Our officers and directors are not purchasing shares in this offering.

Use of proceeds:	We will receive approximately $8,000,000 in gross proceeds if we sell all of the shares in the Primary Offering, and we will receive estimated net proceeds (after paying offering expenses) of approximately $7,900,000 if we sell all of those shares. We will receive none of the proceeds from the sale of shares by the Selling Security Holders. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Primary Offering will be used.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Plantation Corp. 514 Grand Ave, Suite 161 Laramie, WY 82070

RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business and Industry

We have a limited operating history.

The Company was formed in April of 2017, and while its predecessors, Plantation Delaware and Epic Wyoming, were historically engaged in payphone and packaging operations, the Company has only recently begun to focus its operational efforts on development of Epic Wyoming’s packaging technology. The Company cannot assure at this time that it will operate profitably or that it will have adequate working capital to meet its obligations as they become due. Management believes that the Company’s success will depend in large part on the ability of the Company to begin producing packaging products for use in the marijuana industry to promote the Company’s novel concepts. The Company intends to invest heavily in financing the development, growth, and marketing of its packaging concepts. As a result, the Company will likely incur operating losses for the foreseeable future.

Our predecessor, Plantation Delaware, was previously delinquent in its filings with the SEC, and its prior securities registration was revoked on December 10, 2015.

The Company’s predecessor, Plantation Delaware, previously had a class of its securities registered with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Plantation Delaware was delinquent in its reporting obligations and did not file any quarterly reports, annual reports, current reports or other reports as required by the Exchange Act from approximately October of 2012 until December 10, 2015, when the SEC revoked the registration of Plantation Delaware’s securities. We have a history of being delinquent in our reporting obligations, and there is a risk that we may become delinquent in our reporting obligations after the registration statement relating to this prospectus is declared effective by the SEC. If we were to become delinquent in our reporting obligations, investors would not have access to material information regarding the Company and our results of operations and could be harmed.

We cannot guarantee sales of our target packaging products, or that we will ever be profitable.

The Company’s business is speculative and dependent upon the acceptance of our proprietary approach to packaging and the effectiveness of the Company’s marketing program to convince the marijuana industry to utilize the Company’s proprietary and innovative packaging approach. The Company cannot assure that the marijuana industry will accept its proprietary and alternative approach or that the Company will earn any revenues or profit from the sale of packaging products. The Company cannot assure that investors will not lose their entire investment.

We may be unable to effectively implement our business model.

The Company’s business model is predicated on its ability to complete development and introduce to market its proprietary approach to marijuana packaging. Plantation Corp. cannot assure that it will be able to execute its business plan, introducing its novel packaging to the marijuana industry, that customers will embrace the Company’s technologies and materials, that any industry will adopt the Company’s packaging in the volume that the Company projects, or that prospective customers will agree to pay the prices for Company packaging that the Company proposes to charge. In the event our customers resist paying the prices projected in the Company’s business plan to purchase the Company’s products, the Company’s business, financial condition, and results of operations will be materially and adversely affected.

We are subject to competing in highly competitive industries.

The marijuana industry is rapidly growing and is highly competitive. There are a substantial number of herb packaging companies that compete directly and indirectly with the Company, many of which have significantly greater financial resources, higher revenues, and greater economies of scale than those of the Company. New alternative competitive technology may be developed in the future which will compete with the Company’s approach, and such competition from alternative packaging methods and with alternative materials may already exist. The Company will attempt to distinguish itself from its competitors, but there can be no assurance that the Company will be able to penetrate the markets it is targeting to enter. The Company believes that its proprietary approach is attractive to prospective customers in light of the rapid growth in the marijuana industry and the industries desire for longer herbal shelf life. Nevertheless, there is no assurance that the Company will compete successfully with existing or future competitors in the packaging and marijuana industries.

We are subject to government regulation which will increase operating costs.

The Company’s business is subject to various federal, state, and local laws affecting businesses in general and specifically to federal and state and local laws and regulations as they affect packaging for marijuana. While we do not handle marijuana and are not subject to the myriad of laws that apply to marijuana industry participants that handle or supply marijuana, our packaging products must have features compliant with local marijuana laws. For example, California requires that marijuana packaging have child-proof features and facilitate traceability and product control, and our packaging solutions will be manufactured with this regulatory regime in mind. Laws and regulations applicable to the marijuana industry are being made and altered rapidly as marijuana becomes legal for medical and recreational use in various states. Additionally, the Federal Trade Commission and equivalent state agencies regulate advertising and representations made by businesses in the sale of their products, which apply to the Company. Plantation Corp.’s business is also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. In addition, any future manufacturing operations, if established, will be subject to a variety of federal, state and local requirements governing the protection of the environment.

These environmental regulations include those related to the use, storage, handling, discharge and disposal of toxic or otherwise hazardous materials used in the manufacturing processes. Because the public is focusing more attention on the environmental impact of the operations of manufacturing industries, these requirements may become more stringent in the future. Failure to comply with environmental laws could subject the Company to substantial liability or force the Company to change its manufacturing operations significantly. In addition, under some of these laws and regulations, the Company could be held financially responsible for remedial measures if its properties are contaminated, even if the Company did not cause the contamination. Failure of Plantation Corp. to comply with applicable government rules or regulations could have a material adverse effect on its financial condition and business operations.

We may incur significant debt to finance our operations.

There is no assurance that the Company will not incur debt in the future, that it will have sufficient funds to repay its indebtedness, or that the Company will not default on its debt, jeopardizing its business viability. Furthermore, the Company may not be able to borrow or raise additional capital in the future to meet the Company’s needs or to otherwise provide the capital necessary to conduct its business.

The Company is dependent on the performance of certain personnel.

The Company’s success depends substantially on the performance of its executive officers and key employees. Given the Company’s early stage of development and launch of its business plan, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company believes it will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect the Company’s ability to market, sell, and enhance its products. While Robert McGuire Sr., the Company’s CEO, and Adrian Bray, the Company’s CFO, are devoting their full-time working efforts to the Company, the Company does not have any other employees, and any other Company service providers may only be available to the Company on a part-time basis. The loss of one or more of its key employees or the Company’s inability to hire and retain other qualified employees, including but not limited to research and development staff, sales staff, and corporate office support staff, could have a material adverse effect on the Company’s business.

The Company has not established consistent methods for determining consideration paid to management.

The consideration being paid by the Company to its management has not been determined based on arm’s length negotiation. The Company may grant net profits interests to certain of its executive officers in addition to stock options, which may further dilute shareholders’ ownership of the Company. While management believes that management’s current consideration is fair for the work being performed and services being provided by them, there is no assurance that the consideration reflects the true market value of the services.

There is no guarantee that the Company will pay dividends to its shareholders.

The Company does not anticipate declaring and paying dividends to its shareholders in the near future. It is the Company’s current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Shares. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of the Company’s common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Company’s Board of Directors.

A small group of Company employees and their related parties hold a majority of the control of the Company.

As of December 31, 2017, the Company’s executive officers, directors, affiliates and entities controlled by them owned approximately 52.7% of the Company’s outstanding common stock. By virtue of such stock ownership, the principal shareholders are able to control the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such directors or that such conflicts will be resolved in a manner favorable to the Company.

Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management and its affiliates to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

The Company may sustain losses that cannot be recovered through insurance or other preventative measures.

There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business. Once capital is available to purchase insurance, the Company plans to maintain comprehensive liability and property insurance at customary levels, and the Company does not currently have any insurance. The Company will also evaluate the availability and cost of business interruption insurance. Should uninsured losses occur, shareholders could lose their invested capital.

We may be subject to liabilities that are not readily identifiable at this time.

The Company may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs we would be required to be pay, regardless of the level of business or profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, suppliers, employees, and others because of the nature of its business, including, but not limited to, consumer lawsuits. Litigation can cause the Company to incur substantial expenses and, if cases are lost, judgments, and awards could add to the Company’s expenses.

In the course of business, the Company may incur expenses beyond what was initially anticipated.

The Company may incur substantial cost overruns in the development of its packaging products. Management is not obligated to contribute capital to the Company. Unanticipated costs may force the Company to obtain additional capital or financing from other sources, or may cause the Company to lose its entire investment in its business plan if it is unable to obtain the additional funds necessary to implement its business plan. There is no assurance that the Company will be able to obtain sufficient capital to implement its business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of shareholders’ investment in the Company would be diminished.

The Company may be subject to liens if it is unable to pay its debts.

If the Company fails to pay for materials and services for its business on a timely basis, the Company’s assets could be subject to materialman’s and mechanic’s liens. The Company may also be subject to bank liens in the event that it defaults on loans from banks, if any.

The Company will rely on management to execute the business plan and manage the Company’s affairs.

Under applicable state corporate law and the bylaws of the Company, the officers and directors of the Company have the power and authority to manage all aspects of the Company’s business. Shareholders must be willing to entrust all aspects of the Company’s business to its directors and executive officers.

There is no assurance the Company will always have adequate capital to conduct its business.

The Company will have limited capital available to it, to the extent that the Company raises capital from this offering and in amount less than the maximum offering in the Primary Offering. If the Company’s available capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then the Company’s financial condition, results of operations and business performance would be materially adversely affected.

The Company is required to indemnify its directors and officers.

The Company’s Bylaws provide that the Company will indemnify its officers and directors to the maximum extent permitted by California law, provided that counsel has not advised the Company that the officer or director acted in bad faith or breached his or her duty to us or our stockholders, that the officer or director acted in bad faith, or that it is more likely than not that it will ultimately be determined that the officer or director has not met the standards of conduct which make it permissible for under California law for the Company to indemnify the officer or director. If the Company were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

We have a “going concern” opinion from our independent registered public accounting firm indicating the possibility that we may not be able to continue to operate.

We anticipate generating losses for the next 12 months, we anticipate that we will need approximately $2,000,000 to continue operations for the next twelve months, there is substantial doubt that we will be able to continue operations as a going concern, and our independent registered public accounting firm included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period ended December 31, 2017. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

We cannot be sure that our products will meet necessary standards or be approved or accepted by customers in our target markets.

If we are unable to convince our potential customers or end users of our packaging products that we successfully develop that we are a reliable supplier, that our products are comparable or superior to the products that they currently use, or that the use of our products is otherwise beneficial to them, we will not be successful in entering our target markets, and our business will be adversely affected.

Although we intend to develop technologies to produce packaging that complies with industry specifications, potential customers may be reluctant to adopt our new packaging products. In addition, our technologies may need to satisfy product certification requirements of marijuana suppliers, and there is no assurance that they will.

We may be subject to product liability claims and other claims of our customers and partners.

The design, development, production and sale of packaging products involves a certain level of risk of product liability claims and the associated adverse publicity. Because our planned products would be used to store herbs intended for human consumption, and because use of those herbs by consumers may cause injury to consumers if our packaging products are defective, we are subject to a risk of claims for such injuries and damages. In addition, we may be named directly in product liability suits relating to any packaging products we develop or third-party products integrating our products, even for defects resulting from errors of our partners, contract manufacturers or other third parties working with our packaging products. These claims could be brought by various parties, including customers who are purchasing products directly from us or other users who purchase products from our customers or partners. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our packaging products.

In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated claims, specifications or other requirements. Any such suits, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with other partners and/or customers. Any attempt by us to limit our product liability in our contracts may not be enforceable or may be subject to exceptions. We do not currently have current product liability insurance, and the product liability insurance we plan to acquire may be inadequate to cover all potential liability claims. Insurance coverage, particularly as it relates to products relating to the marijuana industry, is expensive and may be difficult to obtain. Also, insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce the ultimate products resulting from any products we successfully develop will have adequate insurance coverage themselves to cover against potential claims. If we experience a large insured loss, it may exceed any insurance coverage limits we have at that time, or our insurance carrier may decline to cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

We may encounter difficulties managing our growth, and if we are unable to do so, our business, financial condition and results of operations may be adversely affected.

Even if we are able to successfully develop our packaging products, as our operations grow, the simultaneous management of development, production and commercialization across our target markets will become increasingly complex and may result in less than optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to effectively manage our operations, growth and various projects across our target markets will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively. We may be unable to successfully manage our expenses in the future, which may negatively impact our gross margins or operating margins in any particular quarter.

In addition, we may not be able to improve our management information and control systems, including our internal control over financial reporting, to a level necessary to manage our growth and we may discover deficiencies in existing systems and controls that we may not be able to remediate in an efficient or timely manner.

Our success also depends in part on our management’s expertise managing a public company, and our management has limited expertise in this area. If our management is not able to manage the company properly as a public company, our business would be harmed.

Robert McGuire Sr., our CEO and Chairman of the Board, Adrian Bray, our CFO and one of our directors, and Joseph C. Passalaqua, one of our directors, have limited experience in management positions with public companies. If our management is not able to successfully manage the Company as a public company, including complying with various regulatory, disclosure and reporting obligations of public companies, our business would be harmed.

We may incur significant costs complying with environmental, health and safety laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

We may use hazardous chemicals and radioactive and biological materials in our business and would be subject to a variety of federal, state, local and international laws and regulations governing, among other matters, the use, generation, manufacture, transportation, storage, handling, disposal of, and human exposure to, these materials both in the US and outside the US, including regulation by governmental regulatory agencies, such as the Occupational Safety and Health Administration and the EPA. We will incur capital and operating expenditures and other costs in the ordinary course of our business in complying with these laws and regulations.

Although we will implement safety procedures for handling and disposing of these types of materials and waste products in an effort to comply with these laws and regulations, we cannot be sure that our safety measures will be compliant or capable of eliminating the risk of injury or contamination from the generation, manufacturing, use, storage, transportation, handling, disposal of, and human exposure to, hazardous materials. Failure to comply with environmental, health and safety laws could subject us to liability and resulting damages. There can be no assurance that violations of environmental, health and safety laws will not occur as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations may be expensive, and the failure to comply with past, present, or future laws could result in the imposition of fines, regulatory oversight costs, third party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production, or a cessation of operations, and our liability may exceed our total assets. Liability under environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act in the United States, can impose liability for the full amount of damages, without regard to comparative fault for the investigation and cleanup of contamination and impacts to human health and for damages to natural resources. Contamination at properties we own and operate, and at properties to which we send hazardous materials, may result in liability for us under environmental laws and regulations.

Our business and operations will be affected by other new environmental, health and safety laws and regulations, which may affect our research and development and manufacturing programs, and environmental laws could become more stringent over time, requiring us to change our operations, or resulting in greater compliance costs and increasing risks and penalties associated with violations, which could impair our research, development or production efforts and harm our business. The costs of complying with environmental, health and safety laws and regulations, and any claims concerning noncompliance, or liability with respect to contamination in the future could have a material adverse effect on our financial condition or operating results.

Risks Related to Our Intellectual Property Rights

Our competitive position will depend on our, or our licensor’s, ability to effectively obtain and enforce patents related to our anticipated packaging products, manufacturing components and manufacturing processes. If we or our licensor fail to adequately protect this intellectual property, our ability to commercialize products could suffer.

We do not own any intellectual property rights directly, but we have licensed intellectual property relating to our packaging solutions from FreshTec, Inc., a related party. Our success will depend in part on (i) our ability to obtain additional patent protection, and (ii) for FreshTec to maintain its patent protection sufficient to prevent others from utilizing our anticipated manufacturing components, manufacturing processes and marketing our products, as well as to successfully defend and enforce such patents against infringement by others. In order to protect our packaging products, manufacturing components and manufacturing processes from unauthorized use by third parties, we must hold patent rights that cover our products, manufacturing components and manufacturing processes.

In the process of seeking patent protection or even after a patent is granted, FreshTec could become subject to expensive and protracted proceedings, including patent interference, opposition, post-grant review and re-examination proceedings, which could invalidate or narrow the scope of our licensed patent rights. As such, we do not know nor can we predict the scope and/or breadth of patent protection that FreshTec might obtain on our anticipated products and technology.

Changes either in patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our licensed intellectual property rights. In the US, depending on the decisions and actions taken by the US Congress, the federal courts, and the US Patent and Trademark Office, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce any existing patents rights we have currently licensed or that we might obtain in the future. In foreign jurisdictions, depending on the decisions and actions taken by the foreign government, the judicial system of the jurisdiction, and its patent office, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce or any patent rights we have currently licensed or that we might obtain in the future.

The America Invents Act (AIA), which was signed into law on September 16, 2011, brought a number of changes to the US patent system and affects the way patents are prosecuted, challenged and litigated. Among the changes that went into effect September 16, 2012, one of the most significant involves the implementation of a reformed post-grant review system. Other changes, which went into effect on March 16, 2013, include the transition from a “first-to-invent” to “first-to-file” system that attempts to harmonize the US with most of the world. Lack of precedential interpretation of the new provisions of the AIA through specific cases or through guidelines promulgated by the US Patent and Trademark Office and the lack of binding precedent from the courts increase the uncertainty of the impact of the AIA. Together, these changes may increase the costs of prosecution and enforcement of US patents.

While it is currently unclear what impact these changes will have on the operation of our business, they may favor companies able to dedicate more resources to patent filings and challenges.

Enforcing our licensed intellectual property rights will be costly, we cannot predict if we would be successful in the enforcement, and if we did not prevail, our business could be materially harmed.

We currently have the exclusive license to patent-protected packaging technologies. If we or our licensor were to initiate legal proceedings against a third party to enforce our rights to our licensed technologies, the defendant could counterclaim that the patent is invalid and/or unenforceable or assert that the patent does not cover its manufacturing processes, manufacturing components or products. Proving patent infringement may be difficult, especially where it is possible to manufacture a product by multiple processes or when a patented process is performed by multiple parties. Patent litigation is also costly, time-consuming and distracting to our management. Furthermore, in patent litigation in the United States or elsewhere, defendant counterclaims alleging both invalidity and unenforceability are commonplace, and the outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity of our licensed patent rights, we will not be able to be certain, for example, that there is no invalidating prior art, of which FreshTec and the patent examiner were unaware during original patent prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we or FreshTec would not be able to exclude others from practicing the inventions claimed therein. Such a loss of patent protection could have a material adverse effect on our business. Defendant counterclaims of antitrust or other anti-competitive conduct are also commonplace.

Even if our licensed patent rights were found to be valid and enforceable, patent claims that survive litigation may not cover commercially viable alternative products or processes or prevent competitors from importing or marketing products similar to our own, or using manufacturing processes or manufacturing components similar to our own.

We may not be able to secure trademark protection for any marks we use to identify the Company and its products.

The Company’s CEO and Director, Robert McGuire Sr., has applied for trademarks for the Company’s packaging products. If he obtains those trademarks, we would not have any interest in them unless he assigned them to us. No assurance can be given that Mr. McGuire or the Company will be successful in obtaining the trademarks that Mr. McGuire has applied for or any additional trademarks the Company may seek in the future, that Mr. McGuire will assign any trademarks he obtains to us, or that the trademarks, if obtained, will afford the Company protection or competitive advantages.

.We may not be able to enforce any intellectual property rights we acquire throughout the world.

The laws of some foreign countries where we intend to produce and use our proprietary manufacturing processes may not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, including Brazil and developing countries, do not favor the enforcement of patents and other intellectual property protection. This could make it difficult for us to stop the infringement or misappropriation of any intellectual property rights we acquire in these countries. Proceedings in certain jurisdictions to enforce any intellectual property rights we have currently licensed or that we may acquire in the future are unpredictable and could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect intellectual property rights in such countries may be inadequate.

Third parties may misappropriate our proprietary technologies, information, or trade secrets we develop despite a contractual obligation not to do so.

Third parties (including joint venture, collaboration, development partners, contract manufacturers, and other contractors and shipping agents) may have custody or control of our proprietary processes and licensed technologies. If our proprietary technologies were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to use the technologies for their own commercial gain. It is difficult to prevent misappropriation or subsequent reverse engineering. In the event that any proprietary technologies are developed and then misappropriated, it could be difficult for us to challenge the misappropriation or prevent reverse engineering, especially in countries with limited legal and intellectual property protection.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of proprietary information and trade secrets.

In addition to patent rights acquired from FreshTec, we plan to rely on confidentiality agreements to protect our technical know-how and other proprietary information. Confidentiality agreements will be used, for example, when we talk to potential strategic partners. Nevertheless, there can be no guarantee that an outside party will not make an unauthorized disclosure or use of our proprietary confidential information. This might happen intentionally or inadvertently. It is possible that a competitor would make use of such information, and that our competitive position would then be compromised, in spite of any legal action we might take against persons making such unauthorized disclosures.

We also plan to keep as trade secrets certain technical and proprietary information where we do not believe patent protection is appropriate, desirable or obtainable. However, trade secrets are difficult to protect. Although we plan to use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators, partners, former partners and other advisors may unintentionally or willfully disclose our trade secrets to competitors or otherwise use misappropriated trade secrets to compete with us. It can be expensive and time consuming to enforce a claim that a third party illegally obtained and is using our trade secrets. Furthermore, the outcome of such claims is unpredictable. In addition, courts outside the US may be less willing to or may not protect trade secrets. Moreover, our competitors may independently design around our trade secrets or develop equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights. Where a third party independently designs around our trade secrets or develops equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights, they may be able to seek patent protection for such equivalent knowledge, methods and know-how. This could prohibit us from practicing our own trade secrets we may develop.

Risks Relating to Our Common Stock

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.01 per share, of which 45,000,000 shares were issued and outstanding as of December 31, 2017, and 46,330,477 shares were issued and outstanding as of June 30, 2018. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities, and an active trading market in our securities may not develop, or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Link or another quotation board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Link (or another quotation board) or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

We have used an arbitrary offering price.

The offering price of $1.00 per share of common stock was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404a of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of our internal controls over financial reporting until our second annual report, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we are not able to meet the requirements of Section 404a in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

Risks Associated with this Offering

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary.

There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; and our ability or inability to generate future revenues.

In addition, if our shares are quoted on the OTC Link or another quotation board, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, commodity prices, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCQB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Because our Primary Offering does not have a minimum offering amount, we may not raise enough funds to continue operations.

Because our Primary Offering lacks a minimum offering amount, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time. We may then have to cease operations, and investors could then lose their entire investment.

Because the Selling Shareholders are selling their shares, we are less likely to sell all of the Primary Offering shares.

Investors interested in purchasing our stock in the Primary Offering may purchase stock directly from the Selling Shareholders. Additionally, the Selling Shareholders may sell their shares at market prices or other prices lower than the Primary Offering price per share of $1.00 once the Company’s shares are quoted for trading on the over-the-counter markets. Therefore, the existence of the Selling Shareholders’ secondary offering makes it less likely that we will sell all of the shares available in the Primary Offering.

Purchasers of our stock will experience dilution.

At June 30, 2018, we had a negative net tangible book value of approximately ($0.003) per share of our common stock. If you purchase our common stock from us in our Primary Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock ($1.00 per share) and the pro forma net tangible book value per share of our common stock immediately after the offering of $0.146 per share. See the “Dilution” section below for a more detailed explanation.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

THE OFFERING

This prospectus relates to the sale of 8,000,000 shares of common stock, par value $0.01, of the Company at a price of $1.00 per share on a best efforts basis. This offering terminates 24 months after commencement of this offering. This is the initial offering and Primary Offering of common stock of the Company. The Company is offering the shares on a self-underwritten “best efforts” basis directly through its CEO and director, Robert McGuire Sr. There is no minimum amount of common shares required to be purchased and, therefore, the total proceeds received by the Company might not be enough to begin operations or a market may not develop. No commission or other compensation related to the sale of the shares will be paid. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In addition, there are 9,763,896 shares being registered by the Selling Security Holders of the Company. 1,290,215 shares being registered were purchased by Alliance Equity Group, LLC, from 7 shareholders of the Company on or about October 31, 2017, for approximately $0.009 per share; another 1,290,215 shares being registered were purchased from the Company by 10 investors on or about December 17, 2017, for $0.01 per share, which was paid by the investors in February of 2018; 40,000 shares being registered were purchased from the Company by 5 investors in August and September of 2017, for $1.00 per share, which was paid by the investors in August and September of 2017; and the remaining shares being registered are held by shareholders who received those shares in the merger of the Company with Plantation Delaware and Epic Wyoming.

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.00 per share until a market develops and our shares are quoted on the OTC Link or another quotation board (such as the OTC Bulletin Board), and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares being sold by the Selling Security Holders. The existence of this secondary offering makes it less likely that we will sell all of the shares offered in the Primary Offering. No underwriting arrangements have been entered into by any of the Selling Security Holders. The Selling Security Holders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7,900,000.00 after deducting the estimated expenses of registration.

We anticipate that the net proceeds of the Offering will be used primarily to execute our business plan as follows: $500,000 for the acquisition of new development and production equipment, $1,200,000 for hiring personnel, $2,000,000 for purchasing supplies to produce our packaging products; and $4,200,000 for general working capital. Additionally, proceeds may be used for retiring debt, initiating the process of listing our stock on the OTCQB (or another quotation board) and receiving DTC eligibility, paying other general and administrative expenses, and use as general working capital. The precise amounts that the Company will devote to its programs will vary depending on numerous factors, including but not limited to, the progress and results of its research and assessments as to the market potential of its proposal to develop the business. In the event that we sell less than the maximum shares offered in the Primary Offering, our first priority is to pay fees associated with registration of our stock and becoming a publicly traded company. The following table summarizes how we anticipate using the gross proceeds of the Primary Offering, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%

Accounting, Audit, Transfer Agent, Edgar Agent, and Other Fees associated with becoming a publicly traded company	$100,000	$100,000	$100,000	$100,000

Equipment	$500,000	$400,000	$250,000	$150,000

Hiring Personnel	$1,200,000	$900,000	$600,000	$400,000

Product Supplies	$2,000,000	$1,500,000	$1,000,000	$500,000

Lease and Leasehold Improvements	$150,000	$150,000	$150,000	$150,000

Working Capital	$4,050,000	$2,950,000	$1,900,000	$700,000

Total Use of Proceeds	$8,000,000	$6,000,000	$4,000,000	$2,000,000

The Company anticipates that the estimated $8,000,000 gross proceeds from the Maximum Offering will enable it to purchase new equipment, launch serial production of its prototyped packaging product, expand operations, and fund its other capital needs for the next fiscal year. In the event that the Maximum Offering is not completed, the Company will likely be required to seek additional financing as the Company needs a minimum of approximately $2,000,000 in gross proceeds to implement its business plan and support its operations over the next twelve months. There can be no assurance that additional financing will be available when needed, and, if available, that it will be on terms acceptable to the Company.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will be offering the shares of common stock being covered by this prospectus at a price of $1.00 per share until a market develops and our shares are quoted on the OTCQB or another quotation board (such as OTCQB) and thereafter at prevailing market prices or privately negotiated prices. In determining the Primary Offering price of the shares, we considered several factors including:

  Our start-up status;
  Prevailing market conditions, including the history and prospects for the industry in which we compete;
  Our future prospects; and
  Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB or another quotation board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

We have issued 46,330,477 common shares as of June 30, 2018. all of which are restricted shares. There are no outstanding shares of preferred stock, options, warrants, notes payable covertible into capital stock, or other securities that are convertible into shares of common stock.

Holders

We had 316 shareholders of record of our common stock as of June 30, 2018.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our production and technology, (c) the regulation to which we are subject, (d) anticipated trends in our industry and (e) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DILUTION

We had a negative net tangible book value at June 30, 2018, of approximately ($0.003) per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

Most of the Company’s current shareholders acquired shares at a cost substantially less than $1.00 per share (with recent investors paying less than $0.01 per share), whereas outside investors purchasing shares in the offering will pay a price of $1.00 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.147 per share. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company’s common stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	1.00	1.00	1.00	1.00
Net tangible book value per share before offering	(0.0003)	(0.0003)	(0.0003)	(0.0003)
Increase per share attributable to investors	0.147	0.114	0.079	0.041
Pro forma net tangible book value per share after offering	0.146	0.114	0.078	0.040
Dilution per share to investors	0.854	0.886	0.922	0.960

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of June 30, 2018, by the Selling Security Holders prior to the offering contemplated by this prospectus, the number of shares each Selling Security Holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Security Holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the Selling Security Holders acquired his, her or its shares pursuant to the Company’s merger with Plantation Delaware and Epic Wyoming or in a private placement solely for investment, and not with a view to or for resale or distribution of such securities.

Of the Company’s 46,330,477 shares outstanding prior to the offering, 45,000,262 shares were originally issued as consideration for the merger of the Company, Epic Wyoming and Plantation Delaware as follows: (i) 40,834,488 shares were originally issued to shareholders of Epic Wyoming in exchange for their 40,834,488 shares in that corporation held prior to the merger on a one-for one basis, (ii) 2,500,000 shares were issued to Joseph C. Passalaqua in exchange for his controlling interest in Plantation Delaware and extinguishment of debt, (iii) 1,665,512 shares were issued to shareholders of Plantation Delaware in exchange for their shares in that corporation, and (iv) an additional 262 shares were issued in connection with the Merger because of rounding variances. 40,000 shares were issued to 5 investors who purchased their shares from the Company for cash consideration of $1.00 per share in August and September of 2017, and the remaining 1,290,215 shares were issued to 10 investors who purchased their shares of the Company for cash consideration of $0.01 per share in December of 2017.

Of all of these shares, there are 9,763,896 shares being registered by the Selling Security Holders of the Company. 1,290,215 shares being registered were purchased by Alliance Equity Group, LLC from 7 shareholders of the Company on or about October 31, 2017, for approximately $0.009 per share; another 1,290,215 shares being registered were purchased from the Company by 10 investors on or about December 17, 2017, for $0.01 per share, which was paid by the investors in February of 2018; 40,000 shares being registered were purchased from the Company by 5 investors in August and September of 2017, for $1.00 per share, which was paid by the investors in August and September, 2017; and the remaining shares being registered are held by shareholders who received those shares in the merger of the Company with Plantation Delaware and Epic Wyoming.

The percentages below are calculated based on 46,330,477 shares of our common stock issued and outstanding as of June 30, 2018, and an additional 8,000,000 shares of common stock being issued as part of the Primary Offering.

	Number of Shares	Number of Shares	Number of Shares	Percentage of
Name of Selling Security	Owned by the Selling	Offered by Selling	Held After the	Total Issued and
Holder	Security Holder	Security Holder	Offering	Outstanding after
				the Offering(1)
			-%
Adrian Neilan	1,000,000	500,000	500,000	0.92%
Alliance Equity Group, LLC (1)	1,290,215	1,290,215	-	0.00%
Andrew Unetic	150,000	150,000	-	0.00%
Annette and Joseph Murray	25,000	25,000	-	0.00%
Aquamarine Holdings, LLC (2)	773,497	773,497	-	0.00%
Arthur Brown	25,000	25,000	-	0.00%
Arthur Nager	7,500	7,500	-	0.00%
Bruce Bauer	1,000,000	500,000	500,000	0.92%
Cal and Nancy Krupa	75,000	75,000	-	0.00%
CNS Partners, Inc. (3)	25,000	25,000	-	0.00%
Common Good Latin American S. de R. L. de C.V. (4)	1,250,000	437,500	812,500	1.50%

Dean Anderson	75,000	25,000	50,000	0.09%
Dennis and Cindy McNevin	130,000	130,000	-	0.00%
Erth Corp. (5)	750,000	750,000	-	0.00%
Garry McHenry	25,000	25,000	-	0.00%
Henry Lee	1,940,722	679,253	1,261,469	2.32%
Joel Bronz	7,500	7,500	-	0.00%
John Herlihy	50,000	50,000	-	0.00%
Jonathan Bray	100,000	35,000	65,000	0.12%
Joseph J. Passalaqua (6)	316,718	316,718	-	0.00%
Judy and Robert McGuire Jr. (7)	1,790,215	175,000	1,615,215	2.97%
KAPR LLC (8)	1,804,895	631,713	1,173,182	2.16%
Katherine McGuire	500,000	250,000	250,000	0.46%
Kim Renee Johnson	1,000,000	250,000	750,000	1.38%
Lazer Mechlovitz	25,000	25,000	-	0.00%
Margaret Sollish	25,000	25,000	-	0.00%
OmniTec, Inc. (9)	150,000	52,500	97,500	0.18%
Patricia Gundert	100,000	35,000	65,000	0.12%
Paul Weisbrich	25,000	25,000	-	0.00%
Ralph Neal Landay	350,000	122,500	227,500	0.42%
Ralph Poretti	25,000	25,000	-	0.00%
Reg Caldow	500,000	170,000	330,000	0.61%
Robert Hesse	2,500,000	1,900,000	600,000	1.10%
Sarah Beckley	25,000	25,000	-	0.00%
Stephanie Passalaqua	25,000	25,000	-	0.00%
Sue Chance LLC (10)	100,000	35,000	65,000	0.12%
The Kenneth Luvern Curry 2016 Rev. Trust (11)	300,000	105,000	195,000	0.36%
Theodore J. Van De Kamp	20,000	20,000	-	0.00%
Robert Gilmartin	5,000	5,000	-	0.00%
David Ayoub and Karen Ayoub	5,000	5,000	-	0.00%
Sienna Susko	10,000	10,000	-	0.00%
Lisa Susko	10,000	10,000	-	0.00%
Gerald Susko	10,000	10,000	-	0.00%
TOTAL	18,321,262	9,763,896	8,557,366	15.75%

(1) Jason Chester is deemed to be beneficial owner of shares held in the name of Alliance Equity Group, LLC.

(2) Carmen J. Carbona is deemed to be beneficial owner of shares held in the name of Aquamarine Holdings, LLC.

(3) Francis Rizzo is deemed to be beneficial owner of shares held in the name of CNS Partners, Inc.

(4) Kenneth Todd Hill is deemed to be beneficial owner of shares held in the name of Common Good Latin American S. de R. L. de C.V.

(5) Arthur William Peterson is deemed to be beneficial owner of shares held in the name of Erth Corp.

(6) Joseph J. Passalaqua is the son of our Vice President, Joseph C. Passalaqua.

(7) Robert McGuire Jr. is the son of our CEO, Robert McGuire Sr., and Judy McGuire is Robert McGuire Jr.’s wife. These shares are issued in the name of “Judy McGuire & Robert McGuire JT TEN.”

(8) Katherine McGuire, the daughter of our CEO, Robert McGuire Sr., is deemed to be beneficial owner of shares held in the name of KAPR, LLC.

(9) Kenneth Curry and Gerald Curry are deemed to be beneficial owners of shares held in the name of OmniTec, Inc., because each of them share voting power as to shares held in the name of OmniTec, Inc.

(10) James Roach is deemed to be beneficial owner of shares held in the name of Sue Chance, LLC.

(11) Kenneth Curry is deemed to be beneficial owner of shares held in the name of The Kenneth Luvern Curry 2016 Rev. Trust.

We may require the Selling Security Holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Corporate Background

The Company, Plantation Corp., was incorporated in the State of Wyoming on April 27, 2017. Effective July 27, 2017, Plantation Lifecare Developers, Inc., a Delaware corporation (“Plantation Delaware”), and Epic Events Corp., a Wyoming corporation (“Epic Wyoming”) merged with and into the Company (the “Merger”). Plantation Delaware was historically engaged in providing payphones and related equipment to its customers, and Epic Wyoming was focused on developing novel packaging to protect, preserve and extend the life of marijuana in those U.S. States where consumption of marijuana is legal for medicinal purposes. As the payphone business had limited prospects for expansion and profitability, management observed increasing demand for marijuana packaging accompanying increasing state legalization of medical and recreational marijuana and determined to focus its primary efforts on marijuana packaging. Accordingly, the Company currently has both payphone operations and packaging operations, and the Company intends to continue both its marijuana packaging operations and payphone operations while primarily focusing on its packaging operations.

Plantation Delaware, originally named “Continental Exchange Corporation,” incorporated on October 26, 1927, under the laws of the State of Delaware. It changed its name to “Northern Exchange Corporation,” and it ceased operations and became dormant in 1943. On or about December 31, 1980, Plantation Delaware was reinstated in the State of Delaware, and its name was changed to “Everest International Incorporated.” In 1988, its name was changed to “Comstock Resources Corporation,” and then to “Comstock International, Inc.” In 2000, its name was changed to “Copernicus International, Inc.” In 2001, it merged with Plantation Lifecare Developers, Inc., a Delaware corporation, and the surviving corporation was named “Plantation Lifecare Developers, Inc.” On September 1, 2010, one of the Company’s officers contributed payphones and payphone equipment assets to Plantation Delaware.

On January 30, 2017, Robert McGuire Sr. (“McGuire), President of Epic Wyoming, acquired a license from FreshTec, Inc. (“FreshTec”), a Delaware corporation controlled by our CFO and Director, Adrian Bray (and therefore a related party of the Company), to use FreshTec’s modified atmosphere packaging technology SmartPac® for marijuana packaging. FreshTec’s technology is protected by patents in the United States and many foreign countries. The principals of Epic Wyoming immediately commenced the development of the Company’s marijuana packaging products. On May 17, 2017, this license was assigned by McGuire to Epic Wyoming, and in consideration of consenting to the assignment, the parties agreed that FreshTec would receive 11,650,347 shares of Epic Wyoming’s common stock. The parties subsequently negotiated a reduction in the number of shares issued to FreshTec, and 11,044,335 shares were ultimately issued in consideration of the license assignment. The license granted Epic Wyoming exclusive worldwide rights to use FreshTec’s SmartPac® modified atmosphere technology for marijuana packaging on an exclusive basis worldwide.

Following the effective date of the Merger, July 27, 2017, the Company continued development of its marijuana packaging technology pursuant to the license obtained by Epic Wyoming and has developed and owns a number prototypes of the first product, the BudLife container, which are not capitalized in the financial statements.

The Merger was accounted for as an acquisition by related party entities due to the fact that the Company and Epic Wyoming were and continue to be managed and controlled by Plantation Delaware and its affiliates. The ownership structure of the Company did not change as a result nor did any of its officers change positions. Neither Epic Wyoming nor the Company had revenue or any outstanding liabilities on the date of the Merger.

Payphone Operations

We currently own, operate and manage privately owned public payphones in the State of New York, although our primary focus is development of our marijuana packaging technology. As of December 31, 2017, we own, operate, and manage multiple payphones with 5 customers. The Company does not have any long-term agreements with the customers of these payphones and they may terminate their contract at will. We may pay site owners a commission based on a flat monthly rate or on a percentage of sales. Some of the businesses include, but are not limited to, retail stores, convenience stores, bars, restaurants, gas stations, colleges and hospitals. In the alternative, our agreement with business owners may be to provide the telecommunications services without the payment of any commissions.

The local telephone switch controls the traditional payphone technology. The local switch does not provide any services in the payphone that can benefit the owner of the phone. When we purchase phones from other companies, they come with "smart card" payphone technology. These phones have a circuit board with improved technology. The “smart card” technology allows us to determine the operational status of the payphone. It also tells us when the coins in the phone have to be collected, the number and types of calls that have been made from each phone, as well as other helpful information that helps us provide better service to our payphone using public. This upgrade of the phones reduces the number and frequency of service visits due to outages and other payphone-related problems and, in turn, reduces the maintenance costs. Other companies manufacture the components of the payphones for the industry, including Universal Communications and TCI, which provides handsets, key pads, totalizers, and relays.

Payphone users can circumvent the usual payment method and avoid inserting a coin by using an access code or 800 number provided by a long-distance carrier. These “dial-around” numbers, while convenient for users, leave payphone service providers uncompensated for the call made. The Federal Communications Commission, or the FCC, as instructed by Congress in the Telecommunications Act of 1996, created regulations to ensure that payphone service providers receive compensation for these “dial-around” calls.

The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Our installed payphone base generates revenue from one principal source: non-coin calls.

Non-coin revenue includes commissions from operator service telecommunications companies and a “dial-around” commission of $0.494 per call that the FCC requires sellers of long distance toll free services to pay payphone owners. The commissions for operator services are paid 45 days in arrears. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Seasonality

Our revenues from payphone operation are affected by seasonal variations, geographic distribution of payphones and type of location. Because we operate in the northeastern part of the country with many of the payphones located outdoor, weather patterns affect our revenue streams. Revenues drop off significantly during winter and conversely show an increase in the spring and summer. Revenues are generally lowest in the first quarter and highest in the third quarter.

Significant Customers

We do not rely on a major customer for our revenue. We have a variety of small single businesses as well as some small chain stores that we service. We do not believe that we would suffer dramatically if any one customer or small chain decided to stop using our phones.

Significant Vendors

We must buy dial tone for each payphone from the local exchange carrier. As long as we pay the carrier bill, it is required to provide a dial tone. As a regulated utility, the exchange carrier may not refuse to provide us service. Alternate service exists in certain areas where Verizon competitors are located. We use alternate local service providers when we can get a better price for the service. We use long distance providers on all the payphones.

Government Regulation:

We are subject to varying degrees of regulation by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

FCC Regulation and Interstate Rates:

Our services are subject to the jurisdiction of the Federal Communications Commission (FCC) with respect to interstate telecommunications services and other matters for which the FCC has jurisdiction under the Communications Act of 1934, as amended.

Payphone users can circumvent the usual payment method and avoid inserting a coin by using an access code or 800 number provided by a long distance carrier. These “dial-around” numbers, while convenient for users, leave payphone service providers uncompensated for the call made. The Federal Communications Commission, as instructed by Congress in the Telecommunications Act of 1996, created regulations to ensure that payphone service providers receive compensation for these “dial-around” calls.

The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC). If the FCC regulation requiring sellers of long distance toll free services to pay payphone owners $0.494 per call is reduced or repealed, it could have a negative effect upon our revenue stream. We have no control over what rules and regulations the state and federal regulatory agencies require us to follow now or in the future. It is possible for future regulations to be so financially demanding that they cause us to go out of business. We are not aware of any proposed regulations or changes to any existing regulations.

Telecommunications Act of 1996

The Telecommunications Act of 1996, regulatory and judicial actions and the development of new technologies, products and services have created opportunities for alternative telecommunication service providers, many of which are subject to fewer regulatory constraints. We are unable to predict definitively the impact that the ongoing changes in the telecommunications industry will ultimately have on our business, results of operations or financial condition. The financial impact will depend on several factors, including the timing, extent and success of competition in our markets, the timing and outcome of various regulatory proceedings and any appeals, and the timing, extent and success of our pursuit of new opportunities resulting from the Telecommunications Act of 1996 and technological advances.

Marijuana Packaging Operations

No revenue has yet been earned from the sale of packaging for marijuana since the BudLifeTM containers are still under development.

Employees

The Company does not have any employees other than its CEO, Robert McGuire Sr., and CFO, Adrian Bray, who are both devoting their full time to Company operations.

Where You Can Find our Reports

Any person or entity may read and copy our reports with the Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Room by calling the Commission toll free at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov where reports, proxies and other disclosure statements on public companies may be viewed by the public.

Results of Operations for the Year Ended December 31, 2017, Compared to the Year Ended December 31, 2016

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred net losses of approximately $1,332,271 since inception, has limited revenues and requires additional financing in order to finance its business activities on an ongoing basis. The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses. Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a going concern. At December 31, 2017, we had $550 in cash on hand, and an accumulated deficit of $1,332,271.

Liquidity and Capital Resources

At December 31, 2016, we had $121 cash on hand and an accumulated deficit of $1,259,357. Our primary source of liquidity has been from borrowing from shareholders and the sale of common stock. As of December 31, 2016, the Company owed $55,745 in outstanding related party notes, $63,860 in accrued interest on those notes, and a related party payable amount of $27,000.

Net cash used in operating activities was $947 during the year ended December 31, 2016.

Net cash provided by investing activities was $0 during the year ended December 31, 2016.

Net cash provided by financial activities was $0 during the year ended December 31, 2016.

At December 31, 2017, we had $550 cash on hand and an accumulated deficit of $1,332,271. Our primary source of liquidity has been from borrowing from shareholders and the sale of common stock. In 2017, the Company accrued $4,928 in additional interest related to related party notes and $1,500 in related party payables. On July 27, 2017, the principal of $ 55,745 and accumulated interest of $68,788 in related party notes and $28,500 in related party payables was retired for the issuance of founder’s shares related to the Merger. As of December 31, 2017, the Company owed $0 in outstanding related party notes, $0 in accrued interest on those notes, and a related party payable amount of $0.

Net cash used in operating activities was $39,971 during the year ended December 31, 2017.

Net cash provided by investing activities was $0 during the year ended December 31, 2017.

Net cash provided by financial activities was $40,400 during the year ended December 31, 2017.

Our expenses to date are largely due to professional fees that include accounting and legal fees. To date, we have had minimal revenues; and we require additional financing in order to finance our business activities on an ongoing basis.

The principal stockholders provide, without cost to the Company, their services, valued at $800 per month. The principal stockholders also provided, without cost to the Company, office space valued at $200 per month. The total of these expenses was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital. Contributions totaled $12,000 for both the years ended December 31, 2016, and December 31, 2017, respectively.

Net Loss from Operations

The Company has a cumulative net loss of $1,332,271 as of December 31, 2017. The Company had a net loss of $25,197 for the year ended December 31, 2016, as compared to a net loss of $72,914 for the year ended December 31, 2017.

Cash Flow

Our primary source of liquidity has been cash from shareholder loans and the cash from the issuance of common stock.

Working Capital

At December 31, 2016, we had current assets of $259 and current liabilities of $148,152, resulting in a working capital deficit of $147,893. At December 31, 2017, we had current assets of $1,470 and current liabilities of $16,844, resulting in a working capital deficit of $15,374.

Revenues

Our total revenue increased by $891, from $7,809 for the year ended December 31, 2016, to $8,700 for the year ended December 31, 2017.

Our non-coin call revenue, or commission income, which is comprised primarily of “dial around” revenue, star 88 commission revenue and operator service revenue, was $404 for the year ended December 31, 2016, and $0 for the year ended December 31, 2017. The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per “dial-around” call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Our local service revenue, which is comprised primarily of service for payphone customers, was $7,405 for the year ended December 31, 2016, and $8,700 for the year ended December 31, 2017. This is the revenue from monthly invoices billed to payphone customers in which the Company owns the payphone and provides service to operate the payphone on the premises. As of December 31, 2017, five customers made up the local service revenue:

Allegheny Bureau of Parks – Pennsylvania

Coxsackie Correctional Facility – New York

C.U.E. - Pennsylvania

Greene Correctional Facility – New York

Mercy Behavior Health – Pennsylvania

Cost of Sales

Our overall cost of services increased by $623, from $8,806 in the year ended December 31, 2016, to $9,429 in the year ended December 31, 2017.

These costs are primarily related to telecommunication costs, which consist of payments made by us to local exchange carriers and long-distance carriers for access to, use of their telecommunications networks and service and maintenance costs. It also includes APCC commission fees related to “dial-around” processing, and payphone repair. Telecommunication costs were $8,806, in the year ended December 31, 2016, and $9,429 in the year ended December 31, 2017.

Operating and Administrative Expenses

Operating expenses increased by $53,091, from $14,166 in the year ended December 31, 2016, to $67,257 in the year ended December 31, 2017. Operating expenses primarily consist of other general and administrative expenses (G&A), research & development applications and professional fees. G&A expenses, made up primarily of office expense, incorporating services, postage and delivery expense, travel expense and the fair value of services rendered by officers, increased by $9,941, from $12,166 in the year ended December 31, 2016, to $22,107 in the year ended December 31, 2017. Professional fees, made up of accounting and legal fees, increased by $22,800, from $2,000 in the year ended December 31, 2016, to $24,800 in the year ended December 31, 2017. These are fees we pay to accountants and attorneys throughout the year for performing various tasks. Research and Development costs increased by $20,350, from $0 in the year ended December 31, 2016, to $20,350 in the year ended December 31, 2017.  The bulk of the increase in expense was due to the Company’s accounting and legal fees and research and development costs in 2017 for our marijuana packaging development, when comparing to the same period in 2016.

Results of Operations for the Six Months Ended June 30, 2018, Compared to the Six Months Ended June 30, 2018

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern.  The Company has incurred net losses of approximately $1,332,271 for the period from January 1, 2001 to June 30, 2018, has limited revenues and requires additional financing in order to finance its business activities on an ongoing basis.  The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a going concern.  At December 30, 2017, we had $550 cash on hand, and an accumulated deficit of $1,359,181. At June 30, 2018, we had $0 cash on hand, and an accumulate deficit of $1,332,271. See “Liquidity and Capital Resources” below.

Costs Related to Our Operation

Our principal current costs relate to the ongoing operation of our payphones include telecommunication costs. Telecommunication expenses consist of payments made by us to local exchange carriers and long distance carriers for access to and use of their telecommunications networks and service and maintenance costs.

Liquidity and Capital Resources

At June 30, 2018, we had $0 cash on hand and an accumulated deficit of $1,346,128. Our primary source of liquidity has been from borrowing from shareholders and the sale of common stock. As of June 30, 2018, the Company owed $11,070 in outstanding related party notes, $110 in accrued interest on those notes, and a related party payable amount of $2,212.

Net cash used in operating activities was $24,523 during the six months ended June 30, 2018.

Net cash provided by investing activities was $0 during the six months ended June 30, 2017.

Net cash provided by financial activities was $23,973 during the six months ended June 30, 2018.

 Our expenses to date are largely due to professional fees that include accounting and legal fees. To date, we have had minimal revenues, and we require additional financing in order to finance our business activities on an ongoing basis.

The principal stockholders provide, without cost to the Company, their services, valued at $800 per month. The principal stockholders also provided, without cost to the Company, office space valued at $200 per month. The total of these expenses was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital. Contributions totaled $6,000 for both the six months ended June 30, 2017 and June 30, 2018, respectively.

Net Loss from Operations

The Company has a cumulative net loss of $1,359,181 as of June 30, 2018. The company had net loss of $12,578 for the six months ended June 30, 2017, as compared to a net loss of $26,910 for the six months ended June 30, 2018.

Cash Flow

Our primary source of liquidity has been cash from shareholder loans and the cash from the issuance of common stock.

Working Capital

We had current assets of $1,470 and current liabilities of $16,844, resulting in working capital of $15,374 at December 30, 2017. We had current assets of $220 and current liabilities of $23,601, resulting in working capital of $23,381 at June 30, 2018.

Revenues

Our total revenue decreased by $1,595, from $4,470 for the six months ended June 30, 2017, to $2,875 for the six months ended June 30, 2018.

Our non-coin call revenue, or commission income, which is comprised primarily of “dial around” revenue, star 88 commission revenue and operator service revenue, was $0 for the six months ended June 30, 2017 and for the six months ended June 30, 2018. The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per “dial-around” call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Our local service revenue which is comprised primarily of service for payphone customers was $4,470 for the six months ended June 30, 2017 and $2,875 for the six months ended June 30, 2018. This is the revenue from monthly invoices billed to payphone customers in which the Company owns the payphone and provides service to operate the payphone on the premises. As of June 30, 2018, four customers made up the local service revenue:

Allegheny Bureau of Parks – Pennsylvania

Coxsackie Correctional Facility – New York

C.U.E. - Pennsylvania

Mercy Behavior Health – Pennsylvania

Cost of Sales

Our overall cost of services decreased by $1,568, from $4,834 in the six months ended June 30, 2017, to $3,266 in six months ended June 30, 2018.

These costs are primarily related to Telecommunication cost, which consist of payments made by us to local exchange carriers and long distance carriers for access to, use of their telecommunications networks and service and maintenance costs. It also includes APCC commission fees related to “dial-around” processing, and payphone repair. Telecommunication costs were $4,834, in the six months ended June 30, 2017, and $3,266 in the six months ended June 30, 2018.

 Operating and Administrative Expenses

Operating expenses increased by $18,375, from $8,034 in the six months ended June 30, 2017, to $26,409 in the six months ended June 30, 2018. Operating expenses primarily consist of other general and administrative expenses (G&A), research & development applications and professional fees. G&A expenses, made up primarily of office expense, incorporating services, postage and delivery expense, travel expense and the fair value of services rendered by officers, increased by $6,225, from $7,034 in the six months ended June 30, 2017, to $13,259 in the six months ended June 30, 2018. Professional fees, made up of accounting and legal fees, increased by $12,150, from $1,000 in the six months ended June 30, 2017, to $13,150 in the six months ended June 30, 2018. These are fees we pay to accountants and attorneys throughout the year for performing various tasks. There were no Research and Development costs in the six months ended June 30, 2017, or the six months ended June 30, 2018.  The bulk of the increase in expense was due to the Company’s accounting and legal fees and research & development costs in 2018, when comparing to the same period in 2017.

Common Stock

Our board of directors is authorized to issue 100,000,000 shares of common stock, with a par value of $0.01. On July 27, 2017, the Company had a 10-1 reverse split of the Company’s outstanding shares, with an approximately 3,530,000 shares issued and outstanding after the split. This is stated retroactively in the company’s financial statements. The split resulted in the Company issuing an additional 13,436 shares as rounding shares. The actual number, rounded up to a minimum of 100 shares per shareholder, is 3,543,436.

On July 27, 2017, a shareholder retired 1,877,924 shares of common stock.

On July 27, 2017, the Company issued an aggregate of 43,334,488 shares of common stock as founders shares related to the Merger as follows: the Company issued 29,790,153 shares of common stock as founders shares in Plantation Corp.; the Company issued 11,044,335 shares of common stock as founders shares in exchange for acquiring the license agreement for modified atmosphere packaging technology, which was valued at $0 due to the fact that the Company does not own the patents associated with the license agreement and has not invested capital in the legal defense of any of the patents; and the Company issued 2,500,000 shares of common stock as founders shares, in exchange for the forgiveness of related party debt, with those shares valued at the total of the forgiven related party liabilities, or $153,433.

On September 30, 2017, the Company has a Stock Payable related to shares issued for cash, valued at $40,000.

On March 31, 2018, the Company had 252 additional shares from an adjustment in the rounding from the previous 10-1 split.

On April 17, 2018, the Company issued 40,000 shares of common stock, thus satisfying the Stock Payable of $40,000.

On April 18, 2018, the Company issued 1,290,215 shares of common stock for cash, valued at $12,903.

As of December 31, 2017, there were 45,000,000 shares of common stock issued and outstanding, and as of June 30, 2018, there were 46,330,477 shares of common stock issued and outstanding.

All shares of our common stock have one vote per share on all matters, including election of directors, without provision for cumulative voting. The common stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and preferred stockholders, if any. The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

Preferred Stock

Our board of directors is authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.01. As of December 31, 2017 and June 30, 2018, there were 0 shares of preferred stock issued and outstanding.

DESCRIPTION OF BUSINESS

The Company was formed to meet the need for packaging to protect, preserve and extend the life of marijuana in those U.S. states where consumption of marijuana is legal for medicinal purposes. There are also a growing number of states where marijuana has been legalized for recreational use, but this is not our intended market, and marijuana remains illegal in many jurisdictions and at the federal level. Although the Company has developed prototypes for an initial product launch, development and testing of final products is continuing, and no products are yet ready to sell. The Company has licensed a patent protected technology to enable the objectives of the packaging to be met.

The mailing address of our principal executive office is as follows:

514 Grand Ave, Suite 161, Laramie, Wyoming, 82070, which is a rented mailbox. We conduct our operations from the office space of our CEO and Director, Robert McGuire, Sr., located at 4430 Haskell Avenue, Encino, California, 91436.

Industry Overview

The use of marijuana in medicine goes back to hundreds of years before the birth of Christ with numerous mentions of its healing power in the medical books of ancient China, India, Egypt and Greece. The early Chinese surgeon Hua Tuo (c. 140-208) is credited with being the first recorded person to use marijuana as an anesthetic. He reduced the plant to powder and mixed it with wine for administration prior to conducting surgery. The Chinese term for "anesthesia” literally means "marijuana intoxication". In the medieval Islamic world, Arabic physicians made use of the diuretic, antiemetic, antiepileptic, anti-inflammatory, analgesic and antipyretic properties of marijuana, and used it extensively as medication from the 8th to 18th centuries. This carried forward into modern times with alternating periods of interdiction and legalization. The watershed was the legalization of medical marijuana in 1996 in the State of California.

Legal marijuana market growth.

New Frontier and Arc View Market Research, two marijuana industry analysts, have revised their medical and adult use marijuana market projections to reflect the market's continued explosive growth.

In 2015, the total legal sales grew to $5.7 billion, which is up from $4.6 billion in 2014. Based on growth in 2016, the marijuana market is now forecast to reach $22.8 billion in 2020. The State of Legal Marijuana Markets Report estimates that there will be a compound annual growth rate (CAGR) of 31%. This makes the legal marijuana industry one of the fastest growing sectors in the U.S. economy.

According to the State of Legal Marijuana Markets Report (4th Edition), published by Arc View Market Research, California has the largest medical marijuana program among the 29 States where medical marijuana is already legal. The California market is fueled by the state's large size, longevity as the first-in-the-nation medical marijuana program, and low barriers to patient access. Even with California's newly passed recreational marijuana law, which will significantly tighten the program with new restrictions, the market is still projected to reach $2.6 billion in sales in 2020. That is nearly double Colorado's $1.5 billion, and over five times the size of the markets in Arizona, Oregon, and Michigan for that year. The medical marijuana markets in Ohio and Pennsylvania, legalized in 2016, will become two of the largest in the country by 2020. According to the data, a handful of states in the western U.S. project to command over 50% of the medical marijuana market by 2020.

Marijuana is a flower and is dried to contain 12% to15% water content. The psychoactive photochemical attributes in marijuana are unique to the plant. These agents are greatly affected by oxygen and humidity levels postharvest, while molds, yeast and pathogens affect the physical constructs, life span and consumer safety. No other plant form contains the psychoactive factors such as THC and CBD, which are degraded by refrigeration. As a result, the Company believers there is no current active container system for the packaging of marijuana designed to mitigate these effects. All the packaging currently in the market which is designed to preserve fresh produce is passive, and is limited to packaging products which are affected by ethylene and respiration levels. Typical preservative technology is not applicable to marijuana, nor does it create an environment or treatment that will effectively extend the life and safety of marijuana.

Ideal storage conditions for marijuana include:

•	Store in cool, room temperature level conditions
•	Avoid refrigeration
•	Control humidity to help prevent mold and mildew on the marijuana buds
•	Avoid UV rays, the ‘greatest single factor’ in the breakdown of cannabinoids i.e. THC and CBD, the chemical compounds secreted by marijuana flowers that provide relief to an array of symptoms including pain, nausea, anxiety, and inflammation.
•	Use glass or plastic since it not only possesses a neutral charge, it also ensures an airtight seal for the product.
•	Vacuum seal and dehumidify.
•	For the long term, it is important to ensure the right amount of oxygen is stored with the bud. This allows the buds to finish curing in storage without adversely affecting humidity levels, keeping the product fresher for longer.

While marijuana is remains illegal in many jurisdictions in the United States and at the federal level, recent legalization efforts have resulted in many states and the District of Columbia legalizing marijuana usage medically or recreationally. The marijuana industry is rapidly evolving from its previously illegal status to that of a highly regulated and taxed business in certain states where recreational or medical marijuana usage has been legalized. This historic change requires smarter packaging technologies throughout the marijuana production process and supply chain from cultivation to end consumer. Notably:

▪	The $200 per ounce and $3,000 per pound cost of Marijuana is far more than any other plant-based product. Therefore, any deterioration in its weight or quality is a serious and costly problem
▪	THC and CBD (cannabidiol) levels must be stabilized to assure verifiable percentages and doses.
▪	Damage from handling must be reduced.
▪	Consumer safety must be assured post testing and verification.
▪	The costs of business, from licensing to growing/cultivation to shipping/delivery to the dispenser, and finally to the end consumer, all require safe storage for the MJ to insure maximum quality control.
▪	The proposed new rules are going to result in delays to the dispenser and consumer and create an even greater demand for containers that promise long term stability.
▪	Fungal/molds are an industry-wide problem, resulting in monumental losses.
▪	Pathogens can be lethal to consumers and must be mitigated.
▪	Traceability, accountability and tamper-evident containers are required by the tight regulatory environments being imposed by states.

Clearly, developing a container system that can accommodate marijuana’s special challenges would mark a turning point in intelligent packaging science and constitute a huge and highly profitable business opportunity. However, in spite of the opportunity, the industry has yet to develop the technology to meet the unique preservation requirements of marijuana.

Market Opportunity

Plantation Corp. is the pioneer and innovative leader in the development of intelligent container systems customized to meet the special needs of the multi-billion-dollar marijuana industry.

The Company's business strategy is to launch BudLifetm, with its patented technology, as a new, breakthrough category in intelligent packaging that for the first time delivers all the benefits of preservation and stability to marijuana without the need for refrigeration.

As a technology driven company, Plantation’s goal is to establish a unique paradigm in preservation efficiency and longevity that sets a new gold standard for the intelligent packaging industry. It will achieve this goal by manufacturing and marketing the first intelligent container system that maintains the medicinal integrity of this plant for up to six months.

The Company is pursuing a segmentation strategy that focuses on the medical sector of this market with estimated US sales in 2016 of $6.7 billion. This segmentation strategy has the following inherent advantages.

Spearheaded by the passage of Proposition 215 in California in 1996, the medical marijuana market has a strong legal base, which gives it a degree of stability not shared by its recreational counterpart with all its political football complications. This is reinforced by its proven healing benefits, which has generated strong support on the part of the medical community. The breakthrough nature of the product coupled with its medicinal focus allows for premium pricing that significantly shortens the path to profitability.

Marijuana is a sensitive organism that requires a container system that is both active (constantly working to preserve the attributes of marijuana) and intelligent (responding to changes in its environment). Creating the optimum environment for retention of tetrahydrocannabinol (THC), the principal psychoactive constituent, is all but impossible with today’s standard packaging. In addition, the new legal frameworks put in place by the States mandate standards relating to control, safety and public policy, which need to be addressed. A plastic bag or similar container is no longer acceptable packaging for marijuana.

The BudLifetm patented intelligent container system incorporates the following features:

•	Rigid Container. Protecting the integrity of glandular trichomes is paramount. Currently bags are used from cultivation to the end consumer. This use of bags results in damage from handling, smashing and friction. All these injuries tend to damage the trichomes, which results in the loss of cannabinoids, terpenoids, and other desirable compounds critical for maximum medical benefits.

•	Defined Head Space is critical when implementing active packaging. Defined head space allows the management of gases and provides a protected zone for gas expansion.

•	Use of Opaque Plastics and Specialty Polymers, Ultra Violet protection, allowance of visual inspection through the lid without opening/altering the active environment, odor control (will be mandated by all states for packaging at wholesale and retail levels), recyclable.

•	Active System Management (Sachet Incorporated into intelligent system lid) - An active management sachet system is required to perform simultaneous functions to achieve the needed atmospheric conditions including reduction of oxygen, CO2 Management (suppresses decay), humidity management, release of Anti-Microbial Agents.

Products

Three core product designs and applications are currently under development:

•	BudLifetm Intelligent System Lid. Initially, replacement intelligent system lids, which preserve and protect the medical marijuana, will be on offer to existing users since the Mason jar is their currently preferred packaging. This represents a huge captive market.

•	Source Transport and Storage Containers – 1 lb. This contains 16 ounces of dried and processed marijuana from cultivator locations to dispensaries. This is the primary package size, which will be controlled by States’ regulatory regimes. It will be opened and broken down into Consumer Exit Packaging.

•	Plastic Dispensary Consumer Exit Containers – 1 ounce. These are one-ounce capacity retail units designed as cylindrical package for the end consumer that includes the lid described above. The active packaging features in this size unit i.e. a cartridge (integrated sachet), will have a limited lifespan due to frequent opening of the package. This creates opportunities for replacement cartridges sales to consumers on a periodic basis.

Future Packaging Products

•	Long-term Consumer or Home Grower Storage Container – A system for prolonged use that can be opened and closed many times. Suitable for a marijuana consumer who wishes to inventory several varieties of marijuana, or grows their own varieties

•	Cure System – A container to facilitate the curing cycle, post the original drying process.

•	Grower and Distributor Bulk Storage - Storage is critical as crop cycles can be variable. The condition of the product and its post-harvest treatment today vary. The product is also variable, based on the growing practices of greenhouse cultivars/growers and outdoor cultivar/growers. Cultivator/growers need a bulk storage solution to match variations in their production cycle as well as fluctuations in demand (extended storage). A large bulk storage container is needed to store and distribute both the flower bud and leaf products for further processing. Air flow and constant temperature control is critical to effectively achieve both short-term and extended storage.

Future Product Enhancements

▪	Tamper evidence (will be included in the initial product – a must)

▪	Bar Code incorporation for scanning and accounting and traceability

▪	RFID tracking systems - Radio-frequency identification uses electromagnetic fields to automatically identify and track tags attached to packages.

Labeling systems for product branding / marketing & legal requirements

Growth Strategy

The Company plans to roll out the BudLifetm Intelligent Container System in the State of California. The Golden State is the first in the union to allow for the medical use of marijuana. Since then, 28 more states, the District of Columbia, Guam and Puerto Rico have enacted similar laws. As the pioneer in legalization of medical marijuana, California has the most tested legal and operational legacy architecture. The Company plans to use California as its guide for all legal, operational and sales pursuits since as the largest market, it will be the rules & regulations guide for many other states in the future. Further, with its management and marketing operations in the state, the Company is in the position to closely monitor and refine all its sales, advertising, promotion and PR programs. Once fully tested and with sufficient inventory in place to satisfy projected demand, the Company will expand nationally in the balance of the medical marijuana states, leading with the contiguous states in the West, and Alaska.

The first product launched in the roll out will be the BudLifetm Intelligent System Lid designed for use with Mason jars, the most commonly used storage containers by home cultivator/growers and small cultivator/growers. The size most commonly used is a one-quart version, which contains one ounce of marijuana. Management believes this is the fastest way to build revenue with new orders and continuing re-orders since the BudLifetm Intelligent System Lid keys into a large existing Mason jar base. The closest analogy would be supplying a breakthrough blade for the existing razor market. Management will concurrently introduce the one-pound container but delivery will be delayed until there are sufficient BudLifetm Intelligent System Lids manufactured to satisfy market demand.

Sugarmade Inc., a Delaware corporation (“Sugarmade”), is a public company (SGMD) and a leading packaging distributor for the medical marijuana industry through their CannaShroud division (www.cannashroud.com/), which manufactures packaging that reduces MJ odor for discrete shipping. Since launching, they have expanded into other products and are launching an information and sales MJ/MMJ package and container website with 80+ products.

On or about June 8, 2017, the Company entered into a distribution agreement with Sugarmade, appointing Sugarmade the exclusive distributor for BudLife in California, Washington and Oregon. With this agreement, Sugarmade has committed, with million-dollar minimums, to making the BudLifetm Intelligent Container Line their prime marketing and sales focus. They will sell to various current cultivator/grower customers and MMJ dispensaries in California, Washington and Oregon.

Sugarmade will also sell to current hydroponics store customers and will expand to additional locations in their market territory. These stores sell to the small cultivator/growers and they sell many different items that this group needs from irrigation to Mason jars.

Prototypes of the Company’s initial products have already been created and tested, and development of a production model is in hand. The Company is negotiating with a Minnesota-based company for them to manufacture the finished products to the Company’s specifications. Part of the proceeds of the Primary Offering will be used to acquire equipment to manufacture and assemble proprietary components for the Company’s products; this equipment would be co-located at our manufacturer’s Minnesota premises assuming we finalize negotiations with the Minnesota manufacturer. We plan for finished products to be stored there onsite or shipped to distributors, including the Company’s California distributor, Sugarmade.

Competition

Rubbermaid introduced last year a container called Fresh Works that extends the shelf life of fresh produce by 80% - a matter of weeks, compared with months for BudLifetm. Other than this product, all the competitors are passive bags or jars which do not seek to extend marijuana’s active benefits, manage humidity or combat pathogens.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

Our CEO and director, Robert McGuire Sr., has applied for trademarks for BudLifetm and certain other brand names, and he intends to assign them to the Company once they have been issued. The Company holds an exclusive license from FreshTec, Inc., a related party, to use FreshTec’s SmartPac® modified atmosphere technology to develop active and intelligent medical marijuana containers for the Company. FreshTec’s SmartPac® technology is extensively patented worldwide.

Other than as stated above, we have not entered into any license or franchise agreements or other contracts that have given or could give rise to obligations or concessions.

Governmental Regulations

The Company’s business is a “no touch” participant in the marijuana business space, meaning that it does not grow, process, handle, distribute or sell marijuana. Accordingly, the Company is not subject to the regulatory regimes being imposed upon businesses that handle marijuana. The Company’s contract manufacturers and manufacturing partners are compliant with regulations relating to the glass, plastic and other materials used in the manufacturing process. If the Company engages in any direct manufacturing processes, those manufacturing processes will be subject to a variety of federal, state and local requirements governing the protection of the environment. These environmental regulations include those related to the use, storage, handling, discharge and disposal of toxic or otherwise hazardous materials used in the manufacturing processes.

The Company’s packaging products will also need to comply with state-specific marijuana packaging requirements. For example, California requires that marijuana packaging be child-proof and facilitate traceability and product control. The Company’s products have been designed with that regulatory regime in mind and to comply with these requirements. To the extent that additional regulations exist and become known to the Company, the Company intends to comply with applicable requirements in order to build and operate its business.

Employees

As of June 30, 2018, the Company had two employees: its CEO, Robert McGuire Sr., and its CFO, Adrian Bray.

DESCRIPTION OF PROPERTY

The Company does not have any personal or real property other than the intellectual property described in the “Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions” section above and prototypes of the BudLife container.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments of our current Directors and executive officers.

Name and Business Address	Age	Position

Robert McGuire Sr.	83	President, CEO and Director
Adrian Bray	61	Secretary, CFO and Director
Joseph C. Passalaqua	68	Executive Vice President and Director

Robert McGuire Sr., Chief Executive Officer and Director – Bob McGuire has over 40 years’ experience in a variety of businesses as a founding shareholder with management and funding responsibilities. Those businesses include Computer Data Corporation, the first computer service bureau in California (from 1960-1970). This Company was then acquired by Cognitronics Corporation, a pioneer in OCR and Voice Recognition technology, ultimately going public and traded on the American Stock Exchange. Additionally, Bob was founding partner in businesses in the following fields from 1971-1984: electronic assembly, needlepoint kits, petit point doll house oriental rugs, pre-school wooden toys sold via Toy Fair in New York and tennis dresses from manufacturing through sales to the leading department stores in the U.S. These ventures were in Taiwan, Hong Kong, Vietnam and Bangladesh. Further, Bob founded and financed many technical advances from 1985-1996, such as: manufacturing of reverse osmosis residential water purification systems in the U.S, researched and developed a 71 mm ophthalmic corrected single vision lens, and negotiated the sale of a license and turnkey factory to a group of Turkish businessmen in Istanbul. He served two years U.S. Army military in Post Headquarters, Ft. Eustis, Virginia (from 1954-1956). Bob graduated from Loyola University with a BS Degree. Since 2010, Bob has been self-employed developing technologies for insect control in agricultural applications. Bob was appointed as our CEO, President and Director on May 17, 2017, prior to our merger with Epic Events Corp. and Plantation Lifecare Developers, Inc.

Joseph C. Passalaqua, Executive VP and Director – Joe Passalaqua has been President of Lyboldt-Daly, Inc., a real estate management company since February 1996. He was a member of the Board of Directors of All State Property Holdings, Inc. from February 2017 through December 2017, and he was the President and Director of Highlight Networks, Inc. from May 2012 to June 2015 and a member of its Board of Directors from July 2012 through June 2015. He was President, Treasurer and Director of Hardwired Interactive, Inc. from October 2010 to November 2011. He became President of Plantation Lifecare Developers, Inc. in February 2009. Previously, Joe owned Laqua’s Chevrolet franchise and Laqua’s 481 Pontiac, Buick, GMC Truck Center dealerships from February 1996 to July 2008. He was Secretary of Digital Utilities Ventures, Inc. from March 2009 to July 2010. Joe was appointed as our sole officer and director at our inception on April 27, 2017, and he became our Executive Vice President following Bob’s appointment as our President on May 17, 2017.

Adrian Bray, CFO, Secretary and Director – Adrian Bray has 30 years’ financial management experience including Chief Financial Officer of an international telecommunications start-up (from 1992-1994) and S.E.C. compliance officer of a U.S. public company involved in internet technology (from 1998-2000), and he has extensive business planning and cash management experience including specialized food and food packaging products (from 2001-2002). He was previously in management roles with foreign exchange and lending operations of Barclays Bank International in Europe and Africa (from 1975-1988). During the last five years, Adrian has been an officer and director of FreshTec, Inc., a related party company that develops modified atmosphere packaging for perishable foods and herbs and which has licensed to the Company the right to use FreshTec’s patented SmartPac® technology for marijuana packaging. Adrian was appointed as our CFO, Secretary and Director on May 19, 2017, after our merger with Epic Events Corp. and Plantation Lifecare Developers, Inc.

Board Composition

Our By-Laws provide that the Board of Directors shall consist of not less than one nor more than fifteen directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is:

M&K CPAS, PLLC

363 N. Sam Houston Parkway E. Suite 650

Houston, TX 77060

Phone: 832-242-9950

Code of Ethics

The Company currently does not have a Code of Ethics.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Involvement in Legal Proceedings

Other than as disclosed below, none of our officers and/or directors has filed a personal bankruptcy petition, had a bankruptcy petition filed against any business of which they were a general partner or officer at the time of bankruptcy or within two years prior to that time, or has been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Our CFO and Director, Adrian Bray, filed for bankruptcy in 2011 in the U.S. Bankruptcy Court, Central District of California (case no. 9:11-bk-10287-RR), which bankruptcy was discharged on November 18, 2011.

Compliance with Section 16(a) of the Exchange Act

Upon the effectiveness of this Registration Statement, we intend to file a Form 8-A registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officers and directors for all services rendered in all capacities to our company for the years ended December 31, 2017, 2016, and 2015:

SUMMARY COMPENSATION TABLE

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	Year	($)	($)	($)	($)	($)	($)	($)
Robert McGuire Sr., CEO & Director	2015-2017	-	-	-	-	-	-	-
Adrian Bray, CFO & Director	2015-2017	-	-	-	-	-	-	-
Joseph C. Passalaqua, Vice President & Director	2015-2017	-	-	-	-	-	-	-

We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans. No stock options or stock appreciation rights have been granted to any of our directors or executive officers; none of our directors or executive officers exercised any stock options or stock appreciation rights; and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Other than as disclosed in the compensation table above, our directors do not receive compensation for their services as directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment arrangements or agreements, or other contracts with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 30, 2018, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 46,330,477 shares of our common stock issued and outstanding as of June 30, 2018. We do not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed below is care of Plantation Corp., 514 Grand Ave, Suite 161, Laramie, Wyoming, 82070.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class as of June 30, 2018	Percent of Class after Offering (1)
Robert McGuire Sr. (2)	Common	5,957,694 Shares	12.86%	10.97%
Adrian Bray (2) (4)	Common	9,464,335 Shares	20.43%	17.42%
Joseph C. Passalaqua (2)	Common	2,500,000 Shares	5.40%	4.60%
All Officers and Directors as a Group	Common	17,922,029 Shares	38.68%	32.99%
Katherine Zuniga	Common	5,822,167 Shares	12.57%	10.72%
Paul Weisbrich (5)	Common	8,689,335 Shares	18.76%	15.99%
Christian Machado (6)	Common	8,664,335 Shares	18.70%	15.95%

(1) Based on 46,330,477 shares of common stock outstanding prior to the Primary Offering and 54,330,477 shares of common stock outstanding after the Primary Offering assuming all shares in the offering are sold.

(2) Officer and Director.

(3) Robert McGuire Sr. is deemed to be the beneficial owner of 5,957,694 shares held in the name of his wife, Sheila McGuire.
(4) Adrian Bray is deemed to be the beneficial owner of 800,000 shares held in his name, and 8,664,335 shares held in the name of FreshTec, Inc. because Mr. Bray is a director of FreshTec, Inc. and shares voting control over securities held in the name of FreshTec, Inc. FreshTec, Inc. is a related party of the Company.

(5) Paul Weisbrich is deemed to be the beneficial owner of 25,000 shares held in his name, and 8,664,335 shares held in the name of FreshTec, Inc. because Mr. Weisbrich is a director of FreshTec, Inc. and shares voting control over securities held in the name of FreshTec, Inc.

(6) Christian Machado is deemed to be the beneficial owner of 8,664,335 shares held in the name of FreshTec, Inc. because Mr. Machado is a director of FreshTec, Inc. and shares voting control over securities held in the name of FreshTec, Inc.

PLAN OF DISTRIBUTION

The Primary Offering shares will be sold in a “direct public offering” through our officer and director, Robert McGuire Sr., who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. McGuire will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. McGuire intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. McGuire.

Mr. McGuire will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•	he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and
•	he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. McGuire will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. McGuire, nor any of his affiliates, will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

  prospectus, with subscription agreement, is delivered by the Company to each offeree;
  the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
  each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
  once approved by counsel, the subscription is accepted by Mr. McGuire, and the funds deposited into an account labeled: Plantation Corp. within four (4) days of acceptance;
  subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Plantation Corp.
Account No. 483021520584

Bank of America N.A.

7610 Oswego Road

Liverpool, NY 13090

The Selling Security Holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales will be at a fixed price of $1.00 per share until a trading market emerges for the securities. The Selling Security Holders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;
  to cover short sales made after the date that this prospectus is declared effective by the Commission;
  broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. For more information, see the section titled “Rule 144” herein on page 33.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTCQB at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Upon our being notified in writing by a Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Security Holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Security Holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a post-effective amendment to this prospectus will be filed if then required in accordance with applicable securities law.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Security Holders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Security Holder and/or the purchasers. Each Selling Security Holder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Security Holder’s business and, at the time of its purchase of such securities such Selling Security Holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Security Holder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Security Holder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Security Holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Security Holders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through the direct Primary Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From 2008-2016, a major shareholder and President of the Company’s predecessor Plantation Delaware, Joseph C. Passalaqua (who is also an officer and director the Company), loaned Plantation Delaware $25,455. On September 1, 2010, Joseph C. Passalaqua contributed payphone equipment in exchange for a $20,000 promissory note. All of these notes accrued simple interest at a rate of 18% annually and were payable on demand. As of December 31, 2016, Plantation Delaware owed Mr. Passalaqua $45,455 related to these notes, and had accrued $55,163 in simple interest under the notes. In 2017, $4,025 in additional interest accrued under these notes. On July 27, 2017, the principal amount of $45,455 and accumulated interest of $59,188 under the notes was retired for the issuance of founders shares in the Merger of the Company and Plantation Delaware. As of December 31, 2017, the Company owed $0 related to these notes.

From 2008-2011, Cobalt Blue LLC, loaned the Company’s predecessor Plantation Delaware $10,290. Mary Passalaqua (the wife of our officer and director, Joseph C. Passalaqua) was the President of Cobalt Blue LLC. These notes accrued simple interest at a rate of 18% annually and were payable on demand. As of December 31, 2016, Plantation Delaware owed $10,290 related to these notes and had accrued $8,697 in simple interest. In 2017, $903 in additional interest accrued under these notes. On July 27, 2017, the principal amount of $10,290 and accumulated interest of $9,600 under the notes was retired for the issuance of founders shares in the Merger of the Company and Plantation Delaware. As of December 31, 2017, the Company owes $0 related to these notes and in accrued simple interest.

From 2010-2017, Plantation Corp. had incurred a liability to Lyboldt-Daly, Inc. in the amount of $28,500, for bookkeeping and internal accounting services for Plantation Corp. Joseph C. Passalaqua is the President of Lyboldt-Daly, Inc. and the Vice President and a majority shareholder in Plantation Corp. On July 27, 2017, this debt was retired for the issuance of founders shares in the Merger. As of December 31, 2017, the Company owed $0 to Lyboldt-Daly, Inc.

The principal stockholders provided, without cost to the Company, their services, valued at $800 per month which totaled $9,600 for the years ended December 31, 2016 and 2017. The principal stockholders also provided, without cost to the Company, office space valued at $200 per month, which totaled $2,400 for the year ended December 31, 2016 and 2017. The total of these expenses was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

As of December 31, 2016 and 2017, all activities of Plantation Corp. have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by Plantation Corp. for the use of these facilities and there are no commitments for future use of the facilities.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this Prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.01, of which 46,330,477 shares are issued and outstanding as of June 30, 2018. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are currently authorized to issue 10,000,000 shares of preferred stock, par value $0.01, of which 0 shares are issued and outstanding as of June 30, 2018. We have not designated any series of preferred stock, but our Board of Directors has the authority to designate the rights and preferences of each series of preferred stock without action by our stockholders, and then to issue shares of preferred stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue preferred stock in order to raise capital for our operations, your ownership interest may be diluted which would result in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants or options outstanding; nor are there any other equity or debt securities convertible into common stock.

Security Holders

As of June 30, 2018, there were 46,330,477 common shares issued and outstanding, which were held by 316 stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged Pacific Stock Transfer Company as transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

Pacific Stock Transfer Company

6725 Via Austi Parkway

Suite 300

Las Vegas, NV 89119

Telephone No: (702) 361-3033

Admission to Quotation on the OTC LINK

We intend to have a market maker file an application for our common stock to be quoted on the OTC Link, LLC quotation board operated by OTC Markets Group, Inc. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTCQB (including filing an initial application with OTC Markets Group, Inc. and paying an application and annual fee, maintaining a minimum bid price of $0.01 per share, being current in SEC reporting requirements, and maintaining issuer information on OTC Markets), our securities will trade on the OTCQB. In light of the eligibility requirements to have our shares approved for quotation on the OTCQB, we may not now or ever qualify for quotation on the OTCQB. We currently have no market maker who is willing to list quotations for our securities or file an application for our common stock to be quoted on the OTCQB.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 46,330,477 shares of our common stock as of June 30, 2018. Of these shares, all of the 8,000,000 and 9,763,896 shares to be registered in this offering (in both the Primary Offering and Secondary Offering respectively) will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 36,566,581shares of common stock outstanding after this offering will be restricted as a result of applicable securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act of 1933, as amended, or another available exemption from registration.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding, which would equal approximately 543,305 shares, based on the number of shares of our common stock outstanding as of June 30, 2017 (46,330,477), and assuming the 8,000,000 shares being registered in the Primary Offering are sold; or
-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of Plantation Corp. as of December 31, 2016 and 2017, have been included herein in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock to be registered on Form S-1 is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is 175 S. Main Street, 14th Floor, Salt Lake City, Utah, 84111.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

M&K CPAS, PLLC is our independent registered public accounting firm. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Plantation Corp.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _______________, 2018

Plantation Corp.
514 Grand Ave, Suite 161
Laramie, WY 82070

Report of Independent Registered Public Accounting Firm and
Audited Financial Statements

As of and For the Fiscal Years Ended December 31, 2017 and 2016

Unaudited Financial Statements

As of and For the Three Months Ended March 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Plantation Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Plantation Corp. (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes and schedules (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2017.

Houston, TX

April 30, 2018

PLANTATION CORP.
(Formerly Plantation Lifecare Developers, Inc.)
BALANCE SHEETS

	December 31, 2016	December 31, 2017
ASSETS
Current Assets:
Cash	$121	$550
Accounts Receivable	138	920
Total Current Assets	259	1,470

TOTAL ASSETS	$259	$1,470

LIABILITIES & EQUITY
Current Liabilities:
Accounts Payable	$1,547	$16,844
Accounts Payable - Related Party	27,000	—
Related Party Notes Payable	55,745	—
Interest Payable- Related Party	63,860	—

Total Current Liabilities	148,152	16,844

Total Liabilities	148,152	16,844

Stockholder's Deficit
Preferred Stock, par value $0.01
10,000,000 shares Authorized , 0 shares Issued and Outstanding at December 31, 2016 and December 31, 2017	—	—
Common Stock, par value $0.01
100,000,000 shares Authorized, 3,530,000 Issued and Outstanding at December 31, 2016 and 45,000,000 Issued and Outstanding at December 31, 2017	1,412	450,000
Stock Payable	—	40,000
Additional Paid-In Capital	1,110,052	826,897
Accumulated Deficit	(1,259,357)	(1,332,271)

Total Stockholder's Equity (Deficit)	(147,893)	(15,374)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$259	$1,470

The accompanying notes are an integral part of these audited financial statements

F-2

PLANTATION CORP.
(Formerly Plantation Lifecare Developers, Inc.)
STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2016	2017

Revenues:
Income	$7,809	$8,700
Cost of Services	(8,806)	(9,429)
Gross Profit (Margin)	(997)	(729)

Expenses:
Applications, Research and Development	—	20,350
General and administrative expense	12,166	22,107
Professional Fees	2,000	24,800
Total Operating Expenses	14,166	67,257

Operating Loss	(15,163)	(67,986)

Other Expense
Interest expense	10,034	4,928

Net Loss	$(25,197)	$(72,914)

Basic & Diluted Loss per Common Share	$(0.01)	$(0.00)

Weighted Average Common Shares
Outstanding	3,530,000	21,370,615

The accompanying notes are an integral part of these audited financial statements

PLANTATION CORP.
(Formerly Plantation Lifecare Developer, Inc.)
STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock				Deficit Accumulated During the	Total Stockholders'
	Shares	Par Value	Stock Payable	Paid in Capital	Development Stage	Equity Deficiency

Balance as of December 31, 2015	3,530,000	1,412	—	1,098,052	(1,234,160)	(134,696)

Donated Services	—	—	—	12,000	—	12,000

Net Loss	—	—	—	—	(25,197)	(25,197)

Balance as of December 31, 2016	3,530,000	1,412	—	1,110,052	(1,259,357)	(147,893)

Donated Services	—	—	—	12,000	—	12,000

Change in par value to $0.01 at July 27, 2017	—	34,022	—	(34,022)	—	—

Adjustment to Actual for Rounding in 10-1 Split, Retroactive	13,436	—	—	—	—	—

Retirement of Common Stock at July 27, 2017	(1,877,924)	(18,779)	—	18,779	—	—

Issuance of Common Stock at July 27, 2017	43,334,488	433,345	—	(433,345)	—	—

Gain on forgiveness of debt - related party	—	—	—	153,433		153,433

Shares Issued for Cash - Stock Payable	—	—	40,000	—	—	40,000

Net Loss	—	—	—	—	(72,914)	(72,914)

Balance as of December 31, 2017	45,000,000	$450,000	$40,000	$826,897	$(1,332,271)	$(15,374)

The accompanying notes are an integral part of these audited financial statements

PLANTATION CORP.
(Formerly Plantation Livercare Developers, Inc.)
STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2016	2017
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	$(25,197)	$(72,914)

Adjustments to reconcile net loss to net cash provided by operating activities:
Fair value of services provided by related parties	12,000	12,000
Changes In:
Accounts Receivable	169	(782)
Accounts Payable	47	15,297
Accounts Payable - Related Party	2,000	1,500
Accrued Interest - Related Party	10,034	4,928
Net Cash Used in Operating Activities	(947)	(39,971)

CASH FLOWS FROM FINANCING
Proceeds from Related Party Note Payable	—	400
Proceeds from Sale of Common Stock	—	40,000
Net Cash Provided by Financing Activities	—	40,400

Net (Decrease) Increase in Cash	(947)	429
Cash at Beginning of Period	1,068	121

Cash at End of Period	$121	$550

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise Taxes	$400	$703

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Founder's shares Issued during Merger	$—	$448,588
Gain on forgiveness of debt - RP	$—	$153,433

The accompanying notes are an integral part of these audited financial statements

PLANTATION CORP.

(Formerly Plantation Lifecare Developers, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

This summary of accounting policies for Plantation Corp. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The Company, originally named “Continental Exchange Corporation” was originally incorporated on October 26, 1927 under the laws of the State of Delaware. Later than year the corporation changed its name to “Northern Exchange Corporation”. Its original purpose was to use its acquired capital to merge with or acquire any other lawful business or enterprise, the nature of which was left unstated. Being unable to achieve its intended purpose, the company ceased operations and became dormant in 1943 having no assets or liabilities.

The Company remained in this condition until, December 30, 1980, when the company was reinstated in the State of Delaware and the name was changed to “Everest International Incorporated”. In 1988, the name of the corporation was changed to “Comstock Resources Corporation” and then “Comstock International, Inc.” In 2000, the name of the corporation was changed to “Copernicus International, Inc.”

In 2001, An Agreement Merger was signed between Copernicus International, Inc., a Delaware Corporation, and Plantation Lifecare Developers, Inc., a Delaware Corporation. The surviving corporation is named Plantation Lifecare Developers, Inc. On November 8, 2001, a certificate of Merger and Amended and Restated Certificate of Incorporation were filed with the State of Delaware. The company was intended to construct and operate life care communities which combine modern, specially designed resort villas, access to assisted-care living and modern skilled nursing hospitals in the Caribbean and South America.

On October 29, 2008 a Certificate of Revival and Renewal was filed with the State of Delaware.

On April 14, 2009 the Company filed a Registration Statement to become a reporting company.   For the previous 28 years, we had been a dormant company, and accordingly, a development stage company, having not attained any significant revenue or operations. The financial statements have been presented in a “development stage” format. Since reorganization, our primary activities have been raising of capital, obtaining financing. We have not commenced our principal revenue producing activities and currently have no employees.

On September 1, 2010, the Company’s President contributed payphones and payphone equipment. In the years ended December 31, 2016 and 2017, the Company was primarily in the business of providing the use of outdoor payphones, and providing telecommunication services.

On July 27, 2017, an Agreement Merger was signed and executed between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation, and Plantation Corp., a Wyoming Corporation. On July 27, 2017, a certificate of Merger and Amended and Restated Certificate of Incorporation were filed with the State of Wyoming. The surviving corporation is “Plantation Corp.”, a Wyoming Corporation.

Nature of Operations and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that Plantation Corp. (hereto referred to as the “Company”) will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred net losses of $1,332,271 since inception, has limited revenues and requires additional financing in order to finance its business activities on an ongoing basis. The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses. Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a going concern.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Company were unable to continue as a “going concern,” then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Financial Instruments

The Company’s financial assets and liabilities consist of cash and accounts payable. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the sort-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740, “Accounting for Income Taxes.” ASC 740 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

Basic loss per share has been computed by dividing the loss for the period applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding during the years ended December 31, 2016 and December 31, 2017.

Stock-Based Compensation

Effective June 1, 2006, the company adopted the provisions of ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award. No stock options were granted to employees during the years ended December 31, 2016 and December 31, 2017 and no compensation expense is required to be recognized under provisions of ASC 718 with respect to employees.

Nature of Business

The Company is primarily in the business of providing the use of outdoor payphones, and providing telecommunication services.

Revenue Recognition

The Company derives its revenue from the sources described below, which includes dial-around revenues, coin collections, and local payphone customer revenue for telephone service.

Coin revenues are recorded in an equal amount to the coins collected. Local service revenue is realized on the date the payphone customer is invoiced for telecommunication services, these are monthly charges for payphone service for local customers. Dial Around revenues are earned when a customer uses the Company’s payphone to gain access to a different long distance carrier than is already programmed into the phone. The Dial Around revenue is recognized when the billing and collection agent of the Company, APCC, calculates and compensates the Company for the use of the payphone on a quarterly basis by billing the actual party’s long distance carrier that received the calls. The date of the Dial Around revenue recognition is determined when this compensation is collected and deposited into the Company’s bank account.

We recognize revenue in accordance with the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”), Topic 605, Revenue Recognition. Accordingly, we recognize revenue from our licensing agreements and contracts to perform pilot studies when (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2017, the Company has determined an allowance for doubtful accounts is not necessary.

Accounts Receivable

Accounts Receivable consists of Local Service payphone revenue. The Accounts Receivable was $138 as of December 31, 2016 and $920 as of December 31, 2017.

Fixed Assets

Fixed assets are stated at cost. Depreciation and amortization are computed using the straight-line and accelerated methods over the estimated economic useful lives of the related assets as follows. On September 1, 2010, Joseph Passalaqua, President of the Company contributed payphone equipment valued at $20,000 in exchange for a promissory note. As of December 31, 2016 and 2017, the payphone equipment is fully depreciated and depreciation expense for the years ended December 31, 2016 and 2017, were $0 respectively.

Property and Equipment

It is the Organization's policy is to capitalize assets with a useful life of greater than one year and a value of $5,000 or more at cost. Contributed property and equipment is recorded at fair value at the date of donation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. Estimated useful lives range from three to ten years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recognized in the current period financial statements

Recently Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”), issued Accounting Standards Update (“ASU”) 2016-01. “Financial Instruments Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities”, which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale-debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805); Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business to help companies evaluate whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The amendments in this update are effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. We are evaluating the impact of adopting this guidance on our Consolidated Financial Statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). The amendments in this update simplify the test for goodwill impairment by eliminating Step 2 from the impairment test, which required the entity to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining fair value of assets acquired and liabilities assumed in a business combination. The amendments in this update are effective for public companies for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We are evaluating the impact of adopting this guidance on our Consolidated Financial Statements.

NOTE 2 - INCOME TAXES

As of December 31, 2016 and 2017, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $1,259,357 and $1,332,271 that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

	2016	2017
Net Operating Losses	$428,181	$452,972
Valuation Allowance	(428,181)	(452,972)
	$—	$—

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

NOTE 3 – RELATED PARTY TRANSACTIONS

From 2008-2016 a major shareholder and President of the Company, Joseph Passalaqua, has loaned the Company $25,455. On September 1, 2010, Joseph Passalaqua contributed payphone equipment in exchange for a $20,000 promissory note. All of these notes accrue simple interest at a rate of 18% annually and are payable on demand. On July 27, 2017, this debt was retired for the issuance of Founder’s Shares related to the Merger. As of December 31, 2016, the Company owed $45,455 related to these notes, and had accrued $55,163 in simple interest. In 2017, the Company accrued $4,025 in additional interest related to these notes. On July 27, 2017 the principal of $ 45,455 and accumulated interest of $59,188 of this debt was retired for the issuance of Founder’s Shares related to the Merger. As of December 31, 2017 the Company owes $0 related to these notes and in accrued simple interest.

From 2008-2011, Cobalt Blue LLC, of which Mary Passalaqua, the wife of Joseph Passalaqua is President, has loaned the Company $10,290. These notes are accruing simple interest at a rate of 18% annually and are payable on demand. On July 27, 2017, this debt was retired for the issuance of Founder’s Shares related to the Merger. As of December 31, 2016 the Company owed $10,290 related to these notes and had accrued $8,697 in simple interest. In 2017, the Company accrued $903 in additional interest related to these notes. On July 27, 2017 the principal of $ 10,290 and accumulated interest of $9,600 of this debt was retired for the issuance of Founder’s Shares related to the Merger. As of December 31, 2017 the Company owes $0 related to these notes and in accrued simple interest.

From 2010 - 2017, Plantation Corp. had incurred a liability to Lyboldt-Daly, Inc. in the amount of $28,500, for bookkeeping and internal accounting services for Plantation Corp. Joseph Passalaqua is the President of Lyboldt-Daly, Inc. and the Vice President and a majority shareholder in Plantation Corp. On July 27, 2017, this debt was retired for the issuance of Founder’s Shares related to the Merger. As of December 31, 2016, the Company owed $28,500. As of December 31, 2017, the Company owes $0 to Lyboldt-Daly, Inc.

The principal stockholders provided, without cost to the Company, their services, valued at $800 per month which totaled $9,600 for the years ended December 31, 2016 and 2017. The principal stockholders also provided, without cost to the Company, office space valued at $200 per month, which totaled $2,400 for the year ended December 31, 2016 and 2017. The total of these expenses was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

As of December 31, 2016 and 2017, all activities of Plantation Corp. have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by Plantation Corp. for the use of these facilities and there are no commitments for future use of the facilities.

On July 27, 2017, a Certificate of Merger and Amended Certificate of Incorporation were filed with the State of Wyoming. The Merger was between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation and Plantation Corp., a Wyoming Corporation. The surviving corporation is Plantation Corp. and is a Wyoming corporation. These entities are under common control. See additional disclosures at Notes 4 and 5.

NOTE 4 – MERGER AND ACQUISITIONS

On July 27, 2017, a Certificate of Merger and Amended Certificate of Incorporation were filed with the State of Wyoming. The Merger was between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation and Plantation Corp., a Wyoming Corporation. The surviving corporation is Plantation Corp. and is a Wyoming corporation. These entities are controlled by related parties.

As result of the Merger on July 27, 2017, the Company had a 10-1 reverse split of the Company’s outstanding shares, with approximately 3,530,000 shares issued and outstanding after the split. This is stated retroactively in the company’s financial statements. The split resulted in the Company issued an additional 13,436 shares as rounding shares. The actual number, rounded up to a minimum of 100 shares per shareholder, is 3,543,436. In addition, in the Merger Agreement, a shareholder retired 1,877,924 shares of common stock and the Company issued 43,334,488 shares as Founders Shares in Plantation Corp.

This merger was accounted for as an acquisition by related party entities due to the fact that the Company is not majority owned by one individual, the Company, Epic Events Corp., and Plantation Lifecare Developers, Inc. had similar members of management and their Board of Directors, the shareholders of Plantation Lifecare Developers, Inc. did not receive majority shares post-merger, and no shareholder of Plantation Lifecare Developers, Inc. gained a majority share post-merger. The ownership structure of the Company did not change as a result, nor did any of its officers change positions. Neither Epic Events Corp. or Plantation Corp. had revenue or any outstanding liabilities on the date of the merger. Plantation Corp. had $200 in cash on the date of the merger. Epic Events Corp. had 43,334,488 Founder’s shares issued and outstanding and held a license to various patents, which was valued at $0. See additional disclosures at Note 5.

As the assets acquired were from a related party entity, the assets from Plantation Corp. and Epic Events Corp. have been combined at historical cost for all periods presented, with no step-up in basis.

Also pursuant to ASC Section 805-50-45, financial statements and financial information presented for 2016 & 2017 have been retrospectively adjusted to furnish comparative information. Therefore, the accompanying combined financial statements as of and for the fiscal year ended December 31, 2016 and 2017 present the combined financial position and results of operations of Plantation Corp. and Plantation Lifecare Developers, Inc.

Intercompany transactions occurred on or after July 27, 2017 have been eliminated. Likewise, for the period from January 1, 2017 through November 30, 2017, effects of any intra-entity transactions (between the Company, Epic Events Corp. and Plantation Lifecare Developers, Inc.) have been eliminated, resulting in operations for the period prior to merger date essentially being on the same basis as operations post-merger date.

NOTE 5 – COMMON STOCK TRANSACTIONS AND STOCKHOLDERS’ DEFICIT

As of January 1, 2001, the Company had issued 3,000,170 shares of common stock in exchange for cash valued at $1,200.

On October 22, 2001, the Company issued 1,870,707 shares of common stock in exchange for cash valued at $748.

On November 8, 2001, the Company filed an Amended Certificate of Incorporation and there was reverse stock split 1 to 2.4371. This change is retro-actively applied. The par value remains at $ .0004 per share.

On November 8, 2001, the Company issued 25,129,123 shares of common stock in exchange for cash valued at $10,052.

On November 27, 2001, the Company issued 5,000,000 shares of common stock in exchange for cash valued at $2,000.

On November 3, 2010, the Company issued 300,000 shares of common stock in exchange for cash valued at $120.

On July 27, 2017, a Certificate of Merger and Amended Certificate of Incorporation were filed with the State of Wyoming. The Merger was between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation and Plantation Corp., a Wyoming Corporation. The surviving corporation is Plantation Corp. and is a Wyoming corporation.

On July 27, 2017, the Company had a 10-1 reverse split of the Company’s outstanding shares, with approximately 3,530,000 shares issued and outstanding after the split. This is stated retroactively in the company’s financial statements. The split resulted in the Company issued an additional 13,436 shares as rounding shares. The actual number, rounded up to a minimum of 100 shares per shareholder, is 3,543,436. As of the date of the merger, there are 100,000,000 authorized shares for Common Stock, with a par value of $.01 and 10,000,000 authorized shares of Preferred Stock, with a par value of $.01.

On July 27, 2017, a shareholder retired 1,877,924 shares of common stock.

On July 27, 2017, the Company issued an aggregate 43,334,488 shares of common stock as Founder’s shares related to the merger. The Company issued 29,790,153 shares of common stock in as Founders Shares in Plantation Corp. The Company issued 11,044,335 shares of common stock as Founders Shares, in exchange for acquiring the License Agreement for Atmosphere Packaging Technology, which was valued at $0 due to the fact that the Company does not own the patents associated with the license agreement and has not invested capital in to the legal defense of any of the patents. The Company issued 2,500,000 shares of common stock as Founders Shares, in exchange for the forgiveness of Related Party Debt. The shares were valued at the total of the forgiven related party liabilities, $153,433.

On September 30, 2017, the Company has a Stock Payable related to shares issued for cash, valued at $40,000.

The principal stockholders provide, without cost to the Company, their services, valued at $800 per month. The principal stockholders also provided, without cost to the Company, office space valued at $200 per month. The total of these expenses was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital. Contributions totaled $12,000 as of December 31, 2016 and December 31, 2017, respectively.

There were 3,350,000 shares of Common Stock issued and outstanding as of December 31, 2016 and 45,000,000 shares of Common Stock issued and outstanding as of December 31, 2017.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 7 – SUBSEQUENT EVENTS

On February 28, 2018, the Company has a Stock Payable related to shares issued for cash, valued at $12,903.

On April 11, 2018, the Company issued 40,000 shares of common stock, thus satisfying the Stock Payable of $40,000.

On April 11, 2018, the Company added 262 additional shares of common stock to the treasury, due to a difference in rounding by the Transfer Agent and the Company during the 10-1 reverse stock split.

On April 12, 2018, a related party loaned the Company $10,500, this amount is payable on demand and accruing 5% interest annually.

On April 18, 2018, the Company issued 1,290,215 shares of common stock, thus satisfying the Stock Payable of $12,903.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued.

PLANTATION CORP.
(Formerly Plantation Lifecare Developers, Inc.)
BALANCE SHEETS

		(Unaudited)
	December 31, 2017	June 30, 2018
ASSETS
Current Assets:
Cash	$550	$—
Accounts Receivable	920	220
Total Current Assets	1,470	220

TOTAL ASSETS	$1,470	$220

LIABILITIES & EQUITY
Current Liabilities:
Accounts Payable	$16,844	$10,209
Accounts Payable - Related Party	—	2,212
Interest Payable - Related Party	—	110
Notes Payable Related Party	—	11,070

Total Current Liabilities	16,844	23,601

Total Liabilities	16,844	23,601

Stockholder's Deficit
Preferred Stock, par value $0.01
10,000,000 shares Authorized , 0 shares Issued and
Outstanding at December 31, 2017 and June 30, 2018	—
Common Stock, par value $0.01
100,000,000 shares Authorized,
45,000,000 Issued and Outstanding at December 31, 2017
and 46,330,477 at June 30, 2018	450,000	463,305
Stock Payable	40,000	—
Additional Paid-In Capital	826,897	872,495
Accumulated Deficit	(1,332,271)	(1,359,181)

Total Stockholder's Equity (Deficit)	(15,374)	(23,381)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$1,470	$220

The accompanying notes are an integral part of these unaudited financial statements

PLANTATION CORP.
(Formerly Plantation Lifecare Developers, Inc.)
STATEMENTS OF OPERATIONS
(Unadudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2018	2017	2018

Revenues:
Income	$2,235	$1,195	$4,470	$2,875
Cost of Services	(2,522)	(1,430)	(4,834)	(3,266)
Gross Loss (Margin)	(287)	(235)	(364)	(391)

Expenses:
General and administrative expense	4,004	7,758	7,034	13,259
Professional Fees	500	4,950	1,000	13,150
Total Operating Expenses	4,504	12,708	8,034	26,409

Operating Loss	(4,791)	(12,943)	(8,398)	(26,800)

Other Expense
Interest expense	2,090	110	4,180	110

Net Loss	$(6,881)	$(13,053)	$(12,578)	$(26,910)

Basic & Diluted Loss per Common Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Common Shares
Outstanding	1,782,134	46,169,682	3,533,712	45,588,072

The accompanying notes are an integral part of these unaudited financial statements

PLANTATION CORP.
(Formerly Plantation Lifecare Developer, Inc.)
STATEMENT OF STOCKHOLDERS' DEFICIT
	Common Stock					Total Stockholders'
	Shares	Par Value	Stock Payable	Paid in Capital	Accumulated Deficit	Equity Deficiency

Balance as of December 31, 2015	3,530,000	1,412	—	1,098,052	(1,234,160)	(134,696)

Donated Services	—	—	—	12,000	—	12,000

Net Loss	—	—	—	—	(25,197)	(25,197)

Balance as of December 31, 2016	3,530,000	1,412	—	1,110,052	(1,259,357)	(147,893)

Donated Services	—	—	—	12,000	—	12,000

Change in par value to $0.01 at July 27, 2017	—	34,022	—	(34,022)	—	—

Adjustment to Actual for Rounding in 10-1 Split, Retroactive	13,436	—	—	—	—	—

Retirement of Common Stock at July 27, 2017	(1,877,924)	(18,779)	—	18,779	—	—

Issuance of Common Stock at July 27, 2017	43,334,488	433,345	—	(433,345)	—	—

Gain on forgiveness of debt - related party	—	—	—	153,433		153,433

Shares Issued for Cash - Stock Payable	—	—	40,000	—	—	40,000

Net Loss	—	—	—	—	(72,914)	(72,914)

Balance as of December 31, 2017	45,000,000	450,000	40,000	826,897	(1,332,271)	(15,374)

Donated Services	—	—	—	6,000	—	6,000

Adjustment to Actual for Rounding in 10-1 Split, Retroactive	262	2	—	(2)	—	—

Issuance of Common Stock to Satisfy Stock Payable at April 17, 2018	40,000	400	(40,000)	39,600	—	—

Shares Issued for Cash	1,290,215	12,903	—		—	12,903

Net Loss	—	—	—	—	(26,910)	(26,910)

Balance as of June 30, 2018	46,330,477	463,305	$—	872,495	(1,359,181)	(23,381)

The accompanying notes are an integral part of these unaudited financial statements

PLANTATION CORP.
(Formerly Plantation Livercare Developers, Inc.)
STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Six Months Ended
	June 30,
	2017	2018
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	$(12,578)	$(26,910)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Fair value of services provided by related parties	6,000	6,000
Changes In:
Accounts Receivable	(82)	700
Accounts Payable	(1,172)	(6,635)
Accounts Payable - Related Party	1,000	2,212
Accrued Interest - Related Party	4,180	110
Net Cash Used in Operating Activities	(2,652)	(24,523)

CASH FLOWS FROM FINANCING
Proceeds from Related Party Notes Payable	2,880	11,070
Proceeds from Sale of Common Stock	—	12,903
Net Cash Provided by Financing Activities	2,880	23,973

Net (Decrease) Increase in Cash	228	(550)
Cash at Beginning of Period	121	550

Cash at End of Period	$349	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise Taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Adjustment to Actual for Rounding in 10-1 Split, Retroactive	$—	$2

The accompanying notes are an integral part of these unaudited financial statements

PLANTATION CORP.

(Formerly Plantation Lifecare Developers, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

This summary of accounting policies for Plantation Corp. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

The Company, originally named “Continental Exchange Corporation” was originally incorporated on October 26, 1927 under the laws of the State of Delaware. Later than year the corporation changed its name to “Northern Exchange Corporation”. Its original purpose was to use its acquired capital to merge with or acquire any other lawful business or enterprise, the nature of which was left unstated. Being unable to achieve its intended purpose, the company ceased operations and became dormant in 1943 having no assets or liabilities.

The Company remained in this condition until, December 30, 1980, when the company was reinstated in the State of Delaware and the name was changed to “Everest International Incorporated”. In 1988, the name of the corporation was changed to “Comstock Resources Corporation” and then “Comstock International, Inc.”. In 2000, the name of the corporation was changed to “Copernicus International, Inc.”.

In 2001, An Agreement Merger was signed between Copernicus International, Inc., a Delaware Corporation, and Plantation Lifecare Developers, Inc., a Delaware Corporation. The surviving corporation is named Plantation Lifecare Developers, Inc. On November 8, 2001, a certificate of Merger and Amended and Restated Certificate of Incorporation were filed with the State of Delaware. The company was intended to construct and operate life care communities which combine modern, specially designed resort villas, access to assisted-care living and modern skilled nursing hospitals in the Caribbean and South America.

On October 29, 2008 a Certificate of Revival and Renewal was filed with the State of Delaware.

On April 14, 2009 the Company filed a Registration Statement to become a reporting company.   For the previous 28 years, we had been a dormant company, and accordingly, a development stage company, having not attained any significant revenue or operations. The financial statements have been presented in a “development stage” format. Since reorganization, our primary activities have been raising of capital, obtaining financing. We have not commenced our principal revenue producing activities and currently have no employees.

On September 1, 2010, the Company’s President contributed payphones and payphone equipment. In the year ended December 31, 2017 and six months ended June 30, 2018, the Company was primarily in the business of providing the use of outdoor payphones, and providing telecommunication services.

On July 27, 2017, an Agreement Merger was signed and executed between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation, and Plantation Corp., a Wyoming Corporation. On July 27, 2017, a certificate of Merger and Amended and Restated Certificate of Incorporation were filed with the State of Wyoming. The surviving corporation is “Plantation Corp.”,a Wyoming Corporation.

Nature of Operations and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that Plantation Corp. (hereto referred to as the “Company”) will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred net losses of $1,359,181 since inception, has limited revenues and requires additional financing in order to finance its business activities on an ongoing basis. The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. In the interim, shareholders of the Company have committed to meeting its minimal operating expenses. Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a going concern.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern. While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Company were unable to continue as a “going concern,” then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Financial Instruments

The Company’s financial assets and liabilities consist of cash and accounts payable. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the short-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740, “Accounting for Income Taxes.” ASC 740 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Concentration of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

Basic loss per share has been computed by dividing the loss for the period applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding as of December 31, 2017 and June 30, 2018.

Stock-Based Compensation

Effective June 1, 2006, the company adopted the provisions of ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award. No stock options were granted to employees during the year ended December 31, 2017 and six months ended June 30, 2018 and no compensation expense is required to be recognized under provisions of ASC 718 with respect to employees.

Nature of Business

The Company is primarily in the business of providing the use of outdoor payphones, and providing telecommunication services.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the six months ended June 30, 2018 and 2017, or the twelve months ended December 31, 2017.”

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2017 and June 30, 2018, the Company has determined an allowance for doubtful accounts is not necessary.

Accounts Receivable

Accounts Receivable consists of Local Service payphone revenue. The Accounts Receivable was $920 as of December 31, 2017 and $220 as of June 30, 2018.

Fixed Assets

Fixed assets are stated at cost. Depreciation and amortization are computed using the straight-line and accelerated methods over the estimated economic useful lives of the related assets as follows. On September 1, 2010, Joseph Passalaqua, President of the Company contributed payphone equipment valued at $20,000 in exchange for a promissory note. As of December 31, 2017 and June 30, 2018, the payphone equipment is fully depreciated and depreciation expense for those periods was $0 respectively.

Property and Equipment

It is the Organization's policy is to capitalize assets with a useful life of greater than one year and a value of $5,000 or more at cost. Contributed property and equipment is recorded at fair value at the date of donation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. Estimated useful lives range from three to ten years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recognized in the current period financial statements

Recently Accounting Pronouncements

 In January 2016, the Financial Accounting Standards Board (“FASB”), issued Accounting Standards Update (“ASU”) 2016-01. “Financial Instruments Overall (Subtopic 825-10): “Recognition and Measurement of Financial Assets and Financial Liabilities”, which amends the guidance in U.S. generally accepted accounting principles on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale-debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and are to be adopted by means of a cumulative effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this standard.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

 In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805); Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business to help companies evaluate whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The amendments in this update are effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. We are evaluating the impact of adopting this guidance on our Consolidated Financial Statements.

 In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). The amendments in this update simplify the test for goodwill impairment by eliminating Step 2 from the impairment test, which required the entity to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining fair value of assets acquired and liabilities assumed in a business combination. The amendments in this update are effective for public companies for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We are evaluating the impact of adopting this guidance on our Consolidated Financial Statements.

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.  There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the six months ended June 30, 2018 and 2017, or the twelve months ended December 31, 2017

NOTE 2 - INCOME TAXES

In the year ended December 31, 2017, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $1,359,181 that may be offset against future taxable income. And In the six months ended June 30, 2018, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $1,332,271 that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

December 31, 2017 2017
Net Operating Losses	$452,972
Valuation Allowance	(452,972)
$—

June 30, 2018
Net Operating Losses	$462, 122
Valuation Allowance	(462,122)
$—

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

NOTE 3 – RELATED PARTY TRANSACTIONS

On July 27, 2017, a Certificate of Merger and Amended Certificate of Incorporation were filed with the State of Wyoming. The Merger was between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation and Plantation Corp., a Wyoming Corporation. The surviving corporation is Plantation Corp. and is a Wyoming corporation. These entities are under common control. See additional disclosures at Notes 4 and 5.

The principal stockholders provided, without cost to the Company, their services, valued at $800 per month which totaled $9,600 for the year ended December 31, 2017 and $4,800 for the six months ended June 30, 2018. The principal stockholders also provided, without cost to the Company, office space valued at $200 per month, which totaled $2,400 for the year ended December 31, 2017 and $1,200 for the six months ended June 30, 2018. The total of these expenses was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

On April 12, 2018, a related party loaned the Company $10,500, this Note is payable on demand and accruing 5% interest annually. As of June 30, 2018, the Company owes $10,500 in principal and $110 in interest, related to this note.

On April 18, 2018, 316,718 shares of Common Stock, valued at $3,168 and 25,000 shares of Common Stock, valued at $250 were issued for cash, to related parties of an officer of the Company.

On April 25, 2018, a related party paid a Company expense of $2,212, this Related Party Payable is non-interest bearing. As of June 30, 2018, the Company owes $2,212.

On June 30, 2018, a related party loaned the Company $570, this Note is payable on demand and accruing 15% interest annually. As of June 30, 2018, the Company owes $570 in principal and $0 in interest, related to this note.

As of June 30, 2018, all activities of Plantation Corp. have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by Plantation Corp. for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 4 – MERGER AND ACQUISIONS

On July 27, 2017, a Certificate of Merger and Amended Certificate of Incorporation were filed with the State of Wyoming. The Merger was between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation and Plantation Corp., a Wyoming Corporation. The surviving corporation is Plantation Corp. and is a Wyoming corporation. These entities are controlled by related parties.  As result of the Merger on July 27, 2017, the Company had a 10-1 reverse split of the Company’s outstanding shares, with approximately 3,530,000 shares issued and outstanding after the split. This is stated retroactively in the company’s financial statements. The split resulted in the Company issued an additional 13,436 shares as rounding shares. The actual number, rounded up to a minimum of 100 shares per shareholder, is 3,543,436. In addition, in the Merger Agreement, a shareholder retired 1,877,924 shares of common stock and the Company issued 43,334,488 shares as Founders Shares in Plantation Corp.  This merger was accounted for as an acquisition by related party entities due to the fact that the Company is not majority owned by one individual, the Company, Epic Events Corp., and Plantation Lifecare Developers, Inc. had similar members of management and their Board of Directors, the shareholders of Plantation Lifecare Developers, Inc. did not receive majority shares post-merger, and no shareholder of Plantation Lifecare Developers, Inc. gained a majority share post-merger. The ownership structure of the Company did not change as a result, nor did any of its officers change positions. Neither Epic Events Corp. or Plantation Corp. had revenue or any outstanding liabilities on the date of the merger. Plantation Corp. had $200 in cash on the date of the merger. Epic Events Corp. had 43,334,488 Founder’s shares issued and outstanding and held a license to various patents, which was valued at $0. See additional disclosures at Note 5.

As the assets acquired were from a related party entity, the assets from Plantation Corp. and Epic Events Corp. have been combined at historical cost for all periods presented, with no step-up in basis.

Also pursuant to ASC Section 805-50-45, financial statements and financial information presented for 2017 have been retrospectively adjusted to furnish comparative information. Therefore, the accompanying combined financial statements as of and for the fiscal year ended 2017 present the combined financial position and results of operations of Plantation Corp. and Plantation Lifecare Developers, Inc.

Intercompany transactions occurred on or after July 27, 2017 have been eliminated. Likewise, for the period from January 1, 2017 through November 30, 2017, effects of any intra-entity transactions (between the Company, Epic Events Corp. and Plantation Lifecare Developers, Inc.) have been eliminated, resulting in operations for the period prior to merger date essentially being on the same basis as operations post-merger date.

NOTE 5 – COMMON STOCK TRANSACTIONS AND STOCKHOLDERS’ DEFICIT

As of January 1, 2001, the Company had issued 3,000,170 shares of common stock in exchange for cash valued at $1,200.

On October 22, 2001, the Company issued 1,870,707 shares of common stock in exchange for cash valued at $748.

On November 8, 2001, the Company filed an Amended Certificate of Incorporation and there was reverse stock split 1 to 2.4371. This change is retro-actively applied. The par value remains at $ .0004 per share.

On November 8, 2001, the Company issued 25,129,123 shares of common stock in exchange for cash valued at $10,052.

On November 27, 2001, the Company issued 5,000,000 shares of common stock in exchange for cash valued at $2,000.

On November 3, 2010, the Company issued 300,000 shares of common stock in exchange for cash valued at $120.

On July 27, 2017, a Certificate of Merger and Amended Certificate of Incorporation were filed with the State of Wyoming. The Merger was between Plantation Lifecare Developers, Inc., a Delaware Corporation, Epic Events Corp., a Wyoming Corporation and Plantation Corp., a Wyoming Corporation. The surviving corporation is Plantation Corp. and is a Wyoming corporation.

On July 27, 2017, the Company had a 10-1 reverse split of the Company’s outstanding shares, with approximately 3,530,000 shares issued and outstanding after the split. This is stated retroactively in the company’s financial statements. The split resulted in the Company issued an additional 13,436 shares as rounding shares. The actual number, round up to a minimum of 100 shares per shareholder is 3,543,436. As of the date of the merger, there are 100,000,000 authorized shares for Common Stock, with a par value of $.01 and 10,000,000 authorized shares of Preferred Stock, with a par value of $.01.

On July 27, 2017, a shareholder retired 1,877,924 shares of common stock.

On July 27, 2017, the Company issued an aggregate 43,334,488 shares of common stock as Founder’s shares related to the merger. The Company issued 29,790,153 shares of common stock in as Founders Shares in Plantation Corp. The Company issued 11,044,335 shares of common stock as Founders Shares, in exchange for acquiring the License Agreement for Atmosphere Packaging Technology, which was valued at $0 due to the fact that the Company does not own the patents associated with the license agreement and has not invested capital in to the legal defense of any of the patents. The Company issued 2,500,000 shares of common stock as Founders Shares, in exchange for the forgiveness of Related Party Debt. The shares were valued at the total of the forgiven related party liabilities, $153,433.

On September 30, 2017, the Company has a Stock Payable related to shares issued for cash, valued at $40,000.

On March 31, 2018, the Company had 252 additional shares from an adjustment in the rounding from the previous 10-1 split.

On April 17, 2018, the Company issued 40,000 shares of common stock, thus satisfying the Stock Payable of $40,000.

On April 18, 2018, the Company issued 1,290,215 shares of common stock for cash, valued at $12,903.

The principal stockholders provide, without cost to the Company, their services, valued at $800 per month. The principal stockholders also provided, without cost to the Company, office space valued at $200 per month. The total of these expenses was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital. Contributions totaled $12,000 as of December 31, 2017 and $6,000 as of June 30, 2018.

There were 45,000,000 shares of Common Stock issued and outstanding as of December 31, 2017 and 46,330,477 outstanding as of June 30, 2018.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 7 – SUBSEQUENT EVENTS

On July 16, 2018 , a related party loaned the Company $5,948, this Note is payable on demand and accruing 15% interest annually.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$2,211.61
Transfer/Edgar Agent Fees	4,000.00
Accounting Fees and Expenses	20,000.00
Legal Fees	15,000.00
Total	$41,211.61

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as provided by the Wyoming General Corporation Law and our By-Laws.

Section 17-16-856 of the Wyoming Business Corporation Act provides that a corporation may indemnify corporate “agents” (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

Effective July of 2017, the date of the Merger of the Company, Epic Wyoming and Plantation Delaware, 45,000,262 shares (the “Merger Shares”) were issued as consideration for the merger of the Company, Epic Wyoming and Plantation as follows: (i) 40,834,488 shares were originally issued to shareholders of Epic Wyoming in exchange for their 40,834,488 shares in that corporation held prior to the merger on a one-for one basis (the “Epic Wyoming Shares”), (ii) 2,500,000 shares were issued to Joseph C. Passalaqua in exchange for his controlling interest in Plantation Delaware and extinguishment of debt owed by that entity to him and his entities (the “Passalaqua Shares”), (iii) 1,665,512 shares were issued to shareholders of Plantation Delaware in exchange for their shares in that corporation (the “Plantation Delaware Shares”), and (iv) an additional 262 shares were issued in connection with the Merger because of rounding variances. The Epic Wyoming Shares were issued based on the exemptions from registration provided by the Rule 506(b) safe harbor promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(a)(2) of the Securities Act, as the Epic Wyoming Shares were issued to 29 accredited investors and 6 financially sophisticated investors, and there was no general solicitation or public offering of the shares. The Plantation Delaware Shares were exempt from registration pursuant to Section 3(a)(9) of the Securities Act as the parent company shareholders were receiving subsidiary company shares (shares of the Company, which was a wholly owned subsidiary of Plantation Delaware prior to the merger) in exchange for their parent company shares (shares of Plantation Delaware). Because (i) the Plantation Delaware Shares were issued solely in exchange for shares of the pre-merger parent company, (ii) the Company unconditionally assumed the obligations of Plantation Delaware in the merger, (iii) the shareholders receiving the Plantation Delaware Shares paid no additional consideration to the Company for the issuances other than their shares of Plantation Delaware, (iv) the offer of Company shares in the merger was made exclusively to security holders of the constituent entities to the merger, and (v) no remuneration was paid for soliciting the exchange of the shares, the issuance of the Plantation Delaware shares in the merger to the pre-merger Plantation Delaware shareholders was exempt from registration. The Passalaqua Shares were exempt from registration pursuant to all of the exemptions described above as (i) Mr. Passalaqua was an accredited investor, (ii) there was no general solicitation or public offering of the shares, and (iii) Mr. Passalaqua exchanged his debt and equity securities in Plantation Delaware for the Passalaqua Shares.

Additionally, we have issued the following unregistered securities in reliance on the exemptions from registration provided by Rule 506(b) and Section 4(a)(2) of the Securities Act as there was no general solicitation, the transactions did not involve a public offering, the investors were either accredited or financially sophisticated, and there were less than 35 non-accredited investors:

On April 11, 2018, 40,000 shares of the Company’s common stock were issued to 5 investors who purchased their shares from the Company for cash consideration of $1.00 per share in August and September of 2017.

On April 18, 2018, 1,290,215 shares of the Company’s common stock were issued to 10 investors who agreed to purchase shares from the Company for cash consideration of $0.01 per share on or about December 17, 2017, and paid for the shares in February of 2018.

ITEM 16. EXHIBITS

Exhibit	Description
2.1	Agreement and Plan of Merger
3.1 *	Articles of Incorporation of Registrant
3.2 *	Certificate of Amendment of Articles of Incorporation
3.3 *	By-Laws of Registrant
5.1 *	Opinion Regarding Legality
10.1 *	Form of Subscription Agreement for Primary Offering
10.2 *	License Agreement with FreshTec, Inc.
10.3**	Distribution Agreement with Sugarmade Inc.
23.1	Consent from Independent Registered Public Accounting Firm
23.2 *	Consent from Legal Counsel (included in Exhibit 5.1)

* Previously filed with Registration Statement on Form S-1 filed on April 30, 2018.

**Previously filed with Registration Statement on Form S-1/A filed on July 3, 2018.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Encino, State of California, on August 7, 2018.

Plantation Corp.

By:	/s/ Robert McGuire
Robert McGuire Sr.
President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Robert McGuire	President, Principal Executive Officer, and	August 24, 2018
Robert McGuire	Chairman of the Board of Directors

/s/ Adrian Bray	CFO, Principal Financial Officer,	August 24, 2018
Adrian Bray	Principal Accounting Officer, and Member of the Board of Directors

/s/ Joseph C. Passalaqua	Executive Vice President and Member of the Board of Directors	August 24, 2018
Joseph C. Passalaqua